                                                                    EXHIBIT 10.5

                         PRACTICE MANAGEMENT AGREEMENT


     THIS PRACTICE MANAGEMENT AGREEMENT (this "Agreement") is made and executed to be effective as of the 31st day of August, 1997 (the "Effective Date"), by and among Physician Health Corporation, a Delaware corporation ("PHC") as to
Section 16 only; PHC Ohio, Inc., a Georgia corporation ("PHC-SUB"); and GCGA
----------
Physicians, Inc., an Ohio corporation (the "Practice").

                                   RECITALS:
                                   --------

     A. Pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of August 31, 1997 (the "Reorganization Agreement") by and among PHC, PHC-SUB and the former stockholders (the "Stockholders") of Greater Cincinnati Gastroenterology Associates, Inc. (the "Former Practice"), PHC acquired the Former Practice (the "Reorganization").

     B. Prior to the Reorganization, each of the current physician employees of the Practice had practiced medicine as a physician employee of the Former Practice.

     C. PHC-SUB and its Affiliates (as defined herein) are engaged in the business of providing high quality healthcare management services in the form of
(1) physician practice management, development and administration, and (2) physician network development, marketing, management and administration.

     D. In conjunction with the Reorganization, but prior to its effective time, physician employees terminated their employment relationships with the Former Practice and entered into relationships with the Practice, which will continue to practice medicine and provide medical services to patients at various medical offices in the metropolitan Cincinnati area with practice management services being provided by PHC-SUB pursuant to this Agreement.

     E. PHC-SUB and the Practice desire to enter into this Agreement for (1) the provision of practice management and development services by PHC-SUB to the Practice and (2) the provision by PHC-SUB of facilities, personnel, equipment and supplies necessary to operate the Practice, pursuant to the terms and conditions hereof, to permit the Practice and each of its physician employees to devote their respective efforts on a concentrated and continuous basis to the rendering of medical services to their patients.

     F. PHC owns all the issued and outstanding capital stock of PHC-SUB and is a party to this Agreement for the sole purpose of guaranteeing the full and complete performance by PHC-SUB of the obligations, duties and covenants of PHC-SUB owed to the Practice hereunder.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  GENERAL PRACTICE GOVERNANCE AND MUTUAL PLEDGE OF SUPPORT.

     (a) As described more fully in this Agreement, the Practice will continue to operate independently of PHC-SUB with broad control over the day-to-day operations of the Practice remaining with the directors and officers of, and the physicians employed by, the Practice. PHC-SUB shall (i) consult with the Practice and its physician employees as to the method of PHC-SUB's performance of the General Management Services (as defined herein) and (ii) follow the reasonable advice thereon of the Practice in a cooperative effort to promote the future development and success of the Practice.

     (b) The Practice acknowledges that among the reasons it is entering into this Agreement is to gain access to the strategic planning, financing, ancillary services development, managed care, purchasing groups, information systems, consulting and other practice management and development, expertise that PHC-SUB can make available to the Practice, as well as the potential greater efficiencies and economies of scale to be recognized by centralizing certain management services to be provided by PHC-SUB to the Practice and the formation of multi-specialty or single specialty physician practice groups within the Practice. Consistent with the Practice's control and direction over its day-to-day operations, the Practice and PHC-SUB pledge to work together to identify and take advantage of such opportunities for the achievement of greater efficiency and economies in the operation of the Practice. With the support of PHC-SUB through the establishment and operation of the Joint Policy Board (as described in Section 6 hereof), the Practice and PHC-SUB will work together to develop
   ---------
and implement strategic plans related to expansion of ancillary and other services provided by, and the addition of medical offices, physicians and other professional personnel to, the Practice.


     SECTION 2.  DEFINITIONS.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principals, as in effect from time to time ("GAAP") applied on a consistent basis.

     As used herein, the following capitalized terms shall have the meanings ascribed to such terms below:

     2.1. "ADJUSTED NET PRACTICE REVENUE" means, for any period, the Net Practice Revenues minus the New Practice Employee Expenses.

     2.2. "AFFILIATE" of a corporation means (a) any person or entity directly or indirectly controlled by such corporation, (b) any person or entity directly or indirectly controlling such corporation, (c) any subsidiary of such corporation if the corporation has a fifty percent (50%) or greater equity ownership interest in the subsidiary, or (d) such corporation's parent corporation if the parent has a fifty percent (50%) or greater ownership interest in the corporation.

     2.3. "AGENT" means such person or entity as may be appointed by PHC-SUB in writing to the Practice from time to time to serve as Agent hereunder.

     2.4. "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including
(a) all federal statutes (whether set forth in 10 U.S.C. (S)(S)1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations, (including 32 C.F.R. (S)199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

     2.5.  "CHAMPUS RECEIVABLE" means a Receivable payable pursuant to CHAMPUS.

     2.6. "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including (a) all federal statutes (whether set forth in 38 U.S.C.
(S)1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. (S)17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

     2.7.  "CHAMPVA RECEIVABLE" means a Receivable payable pursuant to CHAMPVA.

     2.8. "COLLATERAL" means all property mortgaged, pledged or otherwise purported to be subject to a lien pursuant to the Credit Agreement.

     2.9. "CREDIT AGREEMENT" means any credit, lending or financing agreement entered into by PHC in connection with the financing of the transactions contemplated by the Reorganization Agreement.

     2.10. "DEPOSITORY BANK" has the meaning set forth in SECTION 7.4(B).
                                                          --------------

     2.11. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.12. "GOVERNMENT ADVANCE" has the meaning set forth in SECTION 7.4(C).
                                                             --------------

     2.13. "GOVERNMENT RECEIVABLES" means, collectively, any and all Receivables which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) CHAMPUS Receivables, (d) CHAMPVA Receivables, or (e) any other Receivable payable by a governmental authority approved by the Agent.

     2.14. "GOVERNMENT RECEIVABLES PAYMENT AMOUNT" means, for any month, the product of (a) the Practice Government Collection Percentage for the twelve (12) month period immediately preceding such month, times (b) the total amount of all Government Receivables arising during such month.

     2.15. "GROSS MONTHLY PAYMENT AMOUNT" means the sum of the Private Receivables Payment Amount plus the Government Receivables Payment Amount.

     2.16. "HCFA" means the Health Care Financing Administration, an agency of the United States Department of Health and Human Services, and any successor thereto.

     2.17. "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the financial condition, operations, business, properties or prospects of the Practice.

     2.18. "MEDICAID" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 USC (S)(S)1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statues and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrate, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

     2.19. "MEDICAID PROVIDER AGREEMENT" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a healthcare facility or physician under which the healthcare facility or physician agrees to provide services or merchandise for Medicaid patients.

     2.20. "MEDICAID RECEIVABLE" means a Receivable payable pursuant to a Medicaid Provider Agreement.

     2.21. "MEDICARE" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC
(S)(S)1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connection with such program

(whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

     2.22. "MEDICARE PROVIDER AGREEMENT" means an agreement entered into between a state agency or other entity administering Medicare in such state and a healthcare facility or physician under which the healthcare facility or physician agrees to provide services or merchandise for Medicare patients.

     2.23. "MEDICARE RECEIVABLE" means a Receivable payable pursuant to Medicare Provider Agreement.

     2.24. "MEDICAL OFFICE" means any of the medical offices provided by PHC-SUB that are utilized, in whole or in part, by the Practice.

     2.25. "NET PRACTICE REVENUES" means, for any fiscal period, (i) all revenues recognized by or on behalf of the Practice or any of its Practice Employees, including New Practice Employees, as a result of professional medical services furnished to patients, ancillary services furnished to patients, pharmaceuticals and other items and supplies sold to patients; (ii) revenues received by the Practice from the purchase of its accounts receivable by PHC-SUB as provided in Section 7 hereof; and (iii) other fees or income received by the
               ---------
Practice or its Practice Employees in their capacity as Practice Employees, whether rendered in an inpatient or outpatient setting and whether rendered to health maintenance organizations, preferred provider organizations, Medicare, Medicaid or other patients, including, but not limited to, payments received under any capitation arrangement (including, without limitation, monthly capitation payments, bonus payments, risk pool payments, etc.). For the purposes of this Agreement, only the professional component of New Ancillary Service Revenue shall be included in Net Practice Revenues.

     2.26. "NEW ANCILLARY SERVICE EXPENSES" means, for any fiscal period, all expenses paid during such period by PHC-SUB in generating New Ancillary Service Revenue, including, without limitation, the costs of facilities, equipment, supplies, staff and technicians directly associated therewith and the direct capital expenses (not to exceed the sum of interest expense plus depreciation attributable to the capital expenditure in question) associated therewith.

     2.27. "NEW ANCILLARY SERVICE REVENUE" means, for any fiscal period, all revenue generated during such period by the Practice as a result of new ancillary services furnished to patients unlike in nature or in scope the ancillary services that were provided by the Practice immediately prior to the Effective Date (excluding, in any event, services in connection with Consultants for Clinical Research, "New Ancillary Services"), except for the professional medical services revenue component of such new ancillary services, which component shall constitute a portion of Net Practice Revenue or New Practice Employee Revenue, as applicable, for such period.

     2.28. "NEW PRACTICE EMPLOYEE" means any physician Practice Employee who was not employed by or under contract with the Practice as of the Effective Date.

     2.29. "NEW PRACTICE EMPLOYEE EXPENSES" means, for any fiscal period, the aggregate amount of salaries, benefits and recruitment expenses paid by the Practice relating to the employment or engagement by the Practice of each New Practice Employee.

     2.30. "OPERATIONAL EXPENSES" means, for any fiscal period, all the expenses and capitalized costs (other than PHC-SUB Expenses, Practice Expenses, New Ancillary Service Expenses, and New Practice Employee Expenses) incurred by PHC-SUB in the provision of the General Management Services and the Practice Development Services to the Practice pursuant to this Agreement and such other expenses of a kind set forth in the Annual Budget (as defined in Section 41)
                                                                 ----------
for provision of services by PHC-SUB to the Practice (provided that, with respect to any Operational Expenses required to be capitalized under GAAP, the capitalized cost of the item shall not be an Operational Expense, but the depreciation or amortization of such expense by PHC-SUB shall be an Operational Expense), including, but not limited to, the following:

     (a) salaries, benefits (including any deferred compensation) and other costs relating to the employment or engagement by PHC-SUB of employees or independent contractors to provide services for the Practice, including a pro-rata share of expenses relating to employees or independent contractors who provide services to the Practice and to other persons or entities;

     (b) professional liability insurance premiums and deductibles to the extent provided in Section 10 hereof, including premiums and deductibles related to
            ----------
policies obtained pursuant to Section 103 hereof;
                              -----------

     (c) Practice Employee licensure fees, board certification fees, and hospital staff privilege dues;

     (d) obligations under leases or subleases for the Medical Offices and equipment used by the Practice;

     (e) personal property and intangible taxes assessed against assets used by the Practice and state and local business taxes, fees and charges of the Practice or of PHC-SUB and related to the Practice;

     (f) charitable contributions approved in the Annual Budget or by a unanimous vote of the Joint Policy Board (as defined in Section 6);
                                                        ---------

     (g) depreciation, amortization and all other expenses related to FF&E (as defined in Section 34 hereof);
           ----------

     (h) interest expenses or other costs of funds on indebtedness incurred by PHC-SUB or PHC to finance or refinance any of its obligations hereunder or services provided under this Agreement, including such expenses related to salary advances for Practice Employees as approved by the Joint Policy Board;

     (i) medical and office supply expenses, including pharmaceutical products;

     (j) utility expenses and all other costs relating to the Medical Offices, including without limitation, costs of repairs, maintenance, telephone, normal janitorial services, refuse disposal;

     (k) insurance premiums for general comprehensive liability insurance (including without limitation insurance relating to the potential liability of PHC-SUB arising out of the operation of the Practice) and workers' compensation insurance for PHC-SUB's employees described in Section 232 hereof;
                                               -----------

     (l) expenses related to billing and collecting for payment for services rendered by the Practice;

     (m) expenses relating to the recruitment of physicians and any other personnel for the Practice; and

     (n) all dues and fees for hospital and medical staff memberships for Practice Employees.

     2.31. "PAYOR INSTRUCTION LETTER" has the meaning set forth in SECTION
                                                                   -------
7.4(B).
------

     2.32. "PHC-SUB EXPENSE" means any expense paid by PHC-SUB not directly related to the Practice or the provision by PHC-SUB of the General Management Services including, but not limited to, the following:

     (a) corporate overhead charge of or allocated to PHC-SUB other than the kind of items listed in Section 229 hereof, except as may be otherwise agreed
                        -----------
upon by PHC-SUB and the Practice;

     (b) amortization expense resulting from the amortization of Management Agreement Costs (as defined in Section 84 hereof) in connection with this
                               ----------
Agreement or the Reorganization Agreement;

     (c) interest expense or other cost of funds on indebtedness incurred by PHC or PHC-SUB to finance the purchase price paid or withheld pursuant to any liabilities assumed by PHC-SUB under the Reorganization Agreement;

     (d) federal and state income taxes of PHC-SUB, PHC, or any of their Affiliates and the costs of preparing their respective federal and state income and employment tax returns and other related filings; and

     (e) liability judgments assessed against PHC-SUB, PHC or any of that affiliates or any employees or agents thereof in excess of applicable insurance policy limits.

     PHC-SUB Expense shall not include any New Ancillary Service Expenses and any New Practice Employee Expenses.

     2.33. "PRACTICE EMPLOYEE" means any individual:

          (1) who is (a) duly licensed to practice medicine and (b) an employee or independent contractor of the Practice, including the physician shareholders of the Practice, or

          (2) who is (a) required by contract, law or regulatory authority to be employed by or whose services are required to be billed through a licensed physician for purposes of obtaining payment or reimbursement for such services or otherwise and (b) provides medical services to patients of the Practice, including, without limitation, nurse practitioners, certified registered nurse anesthetists, physician assistants, fellows, surgical assistants, certified nurse midwives, individuals with a masters degree in social work, physical therapists, psychologists, and any other similar individuals.

     Notwithstanding, anything contained here to the contrary, the Practice may, at its discretion, retain other non-professional employees to provide other services to the Practice or its Practice Employees, provided that all expenses related to such non-professional employees shall constitute Practice Expenses and not Operational Expenses, and such non-professional employees shall not be considered "Practice Employees" for the purposes of this Agreement.

     2.34. "PRACTICE EXPENSE" means any expense of the Practice which is not an Operational Expense, a PHC-SUB Expense, a New Ancillary Service Expense, or a New Practice Employee Expense. Practice Expenses shall include, without limitation, the following:

     (a) all salaries or benefits (including, for example, deferred compensation benefits and health insurance benefits) payable with respect to Practice Employees or compensation paid or payable to physician independent contractors, including New Practice Employee Expenses;

     (b) all federal, state or local income and employment taxes of the Practice and the costs of preparing its federal, state or local income and employment tax returns;

     (c) all costs of membership in professional associations and continuing professional education expenses, including subscriptions, for Practice Employees;

     (d) all liability judgments assessed against the Practice or Practice Employees in excess of policy limits;

     (e) all costs of employees providing personal services to particular Practice Employees and like expenses personal in nature;

     (f) the General Management Fee;

     (g) the Practice Development Fee;

     (h) the Payor Contracting Development Fee;

     (i) automobile allowances for physician Practice Employees;

     (j) entertainment expenses; and

     (k) all other expenses to be taken as Practice Expenses as specifically set forth herein.

     2.35. "PRE-DISTRIBUTION PROFIT MARGIN" means, for any fiscal period, the amount equal to the Adjusted Net Practice Revenue minus the Operational Expenses for such period.

     2.36. "PRACTICE GOVERNMENT COLLECTION PERCENTAGE" means the ratio, expressed as a percentage, of (a) payments received by the Practice or PHC-SUB on the account of the Practice's Government Receivables during the twelve (12) month period immediately preceding any date of determination to (b) the total amount of the Practice's Government Receivables billed during such twelve (12) month period.

     2.37. "PRACTICE LOCKBOX" has the meaning set forth in SECTION 7.4(B).
                                                           --------------

     2.38. "PRACTICE MANAGEMENT SECURITY AGREEMENT" means the security agreement between the Agent and the Practice in the form prescribed by the Credit Agreement or, in lieu thereof or in addition thereto, any security agreement required by PHC-SUB to secure any advances made by it under this Agreement.

     2.39. "PRACTICE PRIVATE COLLECTION PERCENTAGE" means the ratio, expressed as a percentage, of (a) payments received by the Practice or PHC-SUB on the account of the Practice's Private Receivables during the twelve (12) month period immediately preceding any date of determination to (b) the total amount of the Practice's Private Receivables billed during such twelve (12) month period.

     2.40. "PRIVATE RECEIVABLE" shall have the meaning given to such term in

Section 7.4.
-----------

     2.41. "PRIVATE RECEIVABLES PAYMENT AMOUNT" means, for any month, the product of (a) the Practice Private Collection Percentage for the twelve (12) month period immediately preceding such month, times (b) the total amount of all Private Receivables arising during such month.

     2.42. "PUBLIC OFFERING" means any method or means by which PHC initially accesses any public capital market for any shares of its capital stock, including without limitation, an initial public offering of the shares of the common stock of PHC.

     2.43. "RECEIVABLE" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the receptive invoice, of a patient of the Practice or any of the Practice Employees in respect of Inventory (as defined in Article 9 of the Uniform Commercial Code of the State of Ohio) or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Practice, net of any credits, rebates or offsets owed to such patient or any Third Party Payor in respect thereof and also net of any commissions payable to any person or entity other than PHC-SUB, any of its Affiliates, the Practice, or any of their employees.

     2.44. "SECURED PARTY" means any of the secured parties to the Practice Management Security Agreement(s).

     2.45. "THIRD PARTY PAYORS" means any governmental entity, insurance company, health maintenance organization, preferred provider organization employer or other person or similar entity that is obligated to make payments with respect to a Receivable.


     SECTION 3.  GENERAL MANAGEMENT SERVICES.

     PHC-SUB shall render to the Practice the general management services and provide personnel, office space, equipment and supplies as set out in this
Section 3 (collectively the "General Management Services").
---------

     3.1.  PHC-SUB PERSONNEL.

     (a) PHC-SUB shall employ and provide to the Practice, as reasonably
requested by the  Practice:   (i) all nurses (except for nurses who shall be
Practice Employees pursuant to Section 2.33 hereof), medical records personnel
                               ------------
and other medical support personnel as shall be reasonably necessary for the operation of the Practice at the Medical Offices; (ii) all business office personnel (i.e., clerical, secretarial, bookkeeping and revenue collection personnel) as shall be reasonably necessary for the maintenance of patient records, collection of accounts receivable and upkeep of the financial records of the Practice; and (iii) an office administrator (the "Administrator") as shall be reasonably necessary to manage and administer, subject to the terms and conditions hereof, all of the day-to-day routine business functions and services of the Practice.

     (b) As to the personnel provided by PHC-SUB to the Practice under Section
                                                                       -------
3.1, (a) PHC-SUB shall consult with the Practice as to the salaries of all such
---
personnel and shall follow the Practice's reasonable advice thereon. As of the Effective Date, the Stockholders shall cause the plans, agreements, arrangements and understandings set forth in Schedule 2.12 to the Reorganization Agreement to be amended to provide for the eligibility of the Transferred Employees (as defined in the Reorganization Agreement) as "leased employees" in accordance with the applicable provisions of the Internal Revenue Code of 1986 (the "Code") and ERISA. Notwithstanding the foregoing, the Practice shall not maintain a self-insured group health plan after the Effective Date which provides benefits to the Transferred Employees. As requested by the Practice, PHC-SUB shall identify and recommend personnel candidates for all such positions to perform services at the Medical Offices; provided, however, that the Practice shall have the right to direct and approve, based solely on professional competence, the assignment of all non-physician medical support personnel to provide services at the Medical Offices. PHC-SUB shall, at the Practice's request, remove from the Practice and reassign or replace any such personnel who are not, in the Practice's professional judgment, adequately performing the required services. In providing its consultation and advice with regard to personnel as provided to the Practice pursuant to Section 3.1 (a) hereof, neither the Practice nor
                         -----------
PHC-SUB shall discriminate against such personnel on the basis of race, religion, age, sex, disability or national origin in violation of any applicable federal or state law. All the Practice's and PHC-SUB's obligations regarding staff of the Practice shall be governed by the overriding principle and goal of providing high quality medical care. Employee assignments shall be made to assure consistent and continued rendering of high quality medical support services and to ensure prompt availability and accessibility of individual medical support personnel to physicians in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support personnel.

     3.2.  MEDICAL OFFICES.

     PHC-SUB shall lease or sublease the Medical Offices, and hereby grants the Practice the exclusive right in conjunction with PHC-SUB, during the term of this Agreement, to use, subject to the terms and conditions of such lease or sublease, the Medical Offices for the practice of medicine and the performance of services ancillary thereto. PHC-SUB shall provide, manage and maintain the Medical Offices in good condition and repair, including the provision of routine janitorial services and maintenance services, subject to the terms of the various leases. PHC-SUB shall pay rent as due, provide utilities, and pay other related expenses, consistent with the Annual Budget.

     3.3.  LICENSE OF PRACTICE NAME.

     PHC-SUB hereby licenses the Practice to use the name "Greater Cincinnati Gastroenterology Associates" during the term of this Agreement; provided, however, such license shall terminate upon any termination of this Agreement.

     3.4.  FURNITURE, FIXTURES AND EQUIPMENT.

     PHC-SUB agrees to provide to the Practice those supplies and items of furniture, fixtures and equipment reasonably determined in the Practice's discretion to be necessary and/or appropriate for the Practice's operations at the Medical Offices during the term of this Agreement (all such items of furniture, fixtures and equipment are collectively referred to hereinafter as the "FF&E"). Title to the existing, additional and replacement FF&E shall be in the name of PHC-SUB or its nominee or a leasing company. PHC-SUB shall be responsible for all repairs and maintenance of the FF&E. The FF&E provided shall be at least reasonably equivalent to that of the Practice immediately prior to the Effective Date.

     The Practice acknowledges that PHC-SUB makes no warranties or representations, express or implied, as to the fitness, suitability or adequacy of any furniture, fixtures, equipment, inventory, or supplies which are leased or provided to the Practice pursuant to this Agreement, for the conduct of a medical practice or for any other particular purpose.

     3.5.  BUSINESS OFFICE SERVICES.

     (a) PHC-SUB shall provide or cause to be provided all management and administrative business functions and services related to the Practice's services during the term of this Agreement as reasonably requested or approved by the Practice, including but not limited to all reasonable and necessary computer, bookkeeping, billing and collection services, accounts receivable and accounts payable management services, laundry, linen, janitorial and cleaning services and management services. The provision of all such management and administrative business functions and services shall be performed in a manner and by such PHC-SUB personnel as shall be reasonably requested by the Practice. At the reasonable request or with the approval of the Practice, certain management and administrative business functions and services related to the Practice may be centralized in PHC-SUB, PHC or affiliated sites located outside the Medical Offices. Without limiting the generality of the foregoing, PHC-SUB shall perform the following functions:

          (i) Administer all managed care contracts on behalf of the Practice, all such managed care contracts being subject to approval by the Joint Policy Board as set forth in Section 6.1;
                                        -----------

          (ii) Provide ongoing assessment of business activity including product line analysis, outcomes monitoring and patient satisfaction;

          (iii) Order and purchase all medical and office supplies reasonably required in the day-to-day operation of the Practice at the Medical Offices;

          (iv) Negotiate for and cause premiums to be paid with respect to the insurance provided for in Section 10 hereof;
                               ----------

          (v) Bill and collect from patients all professional fees for medical services and for ancillary services performed at or on behalf of the Practice and the Practice Employees. The Practice hereby appoints PHC-SUB for the term of this Agreement as its true and lawful attorney in fact for the following purposes:

                 (1) To bill patients in the Practice's name and on the Practice's behalf, and in the name and on behalf of all Practice Employees;

                 (2) To collect accounts receivable generated by such billings in the Practice's name and on the Practice's behalf, and in the name and on behalf of all Practice Employees;

                 (3) To receive, on behalf of the Practice and all Practice Employees, payments from patients, insurance companies, Medicare, Medicaid and all other payers with respect to services rendered by the Practice and Practice Employees, and the Practice hereby covenants to forward such payments to PHC-SUB for deposit;

                 (4) To take possession of and endorse in the name of the Practice, or in the name of any Practice Employee, any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

                 (5) To initiate and pursue legal proceedings in the name of the

         Practice, to collect any accounts and moneys owed to the Practice or any Practice Employee, to enforce the rights of the Practice as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

     (b) PHC-SUB agrees that the Practice and only the Practice will perform the medical functions of its practice. PHC-SUB will have no authority, directly or indirectly, to perform, and will not perform, any medical function. PHC-SUB may, however, advise the Practice as to the relationship (if any) between its performance of medical functions and the overall administrative and business functioning of its practice. To the extent that they assist the Practice in performing medical functions, all clinical personnel provided by PHC-SUB who perform patient care services shall be subject to the professional direction and supervision of the Practice and, in the performance of such medical functions, shall not be subject to any direction or control by, or create any liability on behalf of, PHC-SUB, except as may be specifically authorized by PHC-SUB.

     3.6.  PATIENT AND FINANCIAL RECORDS.

     PHC-SUB shall own and maintain all files and records (other than medical records) relating to the operation of the Practice in such manner and method as reasonably directed by the Practice, including, but not limited to, customary financial records and patient files. PHC-SUB shall use its best efforts to manage all files and records in compliance with all applicable federal, state and local statutes and regulations, and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices.

     The Practice shall supervise the preparation of, and direct the contents of, patient medical records, all of which shall be and remain confidential and the property of the Practice. PHC-SUB shall have reasonable access to such records and, subject to applicable laws, regulations and accreditation policies, PHC-SUB shall be permitted to retain true and complete copies of such records.

     PHC-SUB shall maintain all medical records owned by it at the Effective Date, will provide the Practice with full access to such medical records and will not relocate or destroy such medical records without the Practice's prior written consent.

     3.7.  FINANCIAL STATEMENTS.

     PHC-SUB shall prepare and deliver to the Practice monthly financial statements within thirty (30) days after the end of each month and a year-end financial statement within one hundred twenty (120) days after the end of each calendar year, in a form mutually acceptable to PHC-SUB and the Practice, reflecting Net Practice Revenue, Operational Expenses, the General Management Fee, the Practice Development Fee, the Payor Contracting Development Fee, PHC-SUB Expenses, Adjusted Net Practice Revenue, New Ancillary Service Expenses, New Ancillary Service Revenue, New Practice Employee Expenses, and the Pre-Distribution Profit Margin, for such period.

     3.8.  PAYMENT OF OPERATIONAL EXPENSES AND PHC-SUB EXPENSES.

     All Net Practice Revenues shall be deposited in a bank account in the name of the Practice. PHC-SUB shall have the authority to pay all Practice Expenses from such account, including without limitation, all fees due and payable to PHC-SUB hereunder and to reimburse itself for all expenses advanced by PHC-SUB to or on behalf of the Practice, including without limitation, Operational Expenses and New Practice Employee Expenses.


     SECTION 4.  PRACTICE DEVELOPMENT SERVICES.

     PHC-SUB shall provide to the Practice the practice development services provided for in this Section 4 which are intended to identify and evaluate for
                     ---------
the Practice opportunities for: (i) expanding ancillary and other services and adding Medical Offices and Practice Employees; and (ii) creating greater efficiency and economy in the operation of the Practice (collectively the "Practice Development Services") in a manner consistent with the provisions of this Section 4 and the other provisions of this Agreement.
     ---------

     4.1.  FINANCIAL PLANNING AND GOALS.

     PHC-SUB will prepare, in consultation with the Practice, an annual budget (the "Annual Budget") for the Practice, reflecting in reasonable detail anticipated revenues, expenses, sources and uses of capital for growth, personnel staffing, and anticipated ancillary services. The Annual Budget shall be subject to review and approval by the Joint Policy Board, in accordance with
Section 6 hereof.  Subject to such approval, the access to needed working
---------
capital and capital expenditures provided therein shall be provided by PHC-SUB.

     4.2.  RECRUITMENT OF NEW PRACTICE EMPLOYEES.

     At the request of the Practice, PHC-SUB shall perform administrative services relating to the recruitment of Practice Employees. The decision to retain a New Practice Employee shall be made by the Joint Policy Board, as set forth in Section 6, provided the Practice shall interview and hire each
         ---------
individual New Practice Employee and all such personnel shall be employees, independent contractors or agents of the Practice.

     4.3.  MANAGED CARE RELATIONSHIPS.

     PHC-SUB shall assist the Practice in evaluating and developing relationships and affiliations with other physicians, physician practices, physician networks, hospitals, integrated delivery systems and managed care organizations ("Managed Care Relationships") that may expand or increase the business or value of the Practice. The Practice shall cooperate with PHC-SUB and contribute reasonable efforts to assist PHC-SUB in its efforts to pursue Managed Care Relationships. All decisions regarding initiating or terminating Managed Care Relationships shall be subject to the review and approval of the Joint Policy Board.

     4.4.  EXPANSION OF THE PRACTICE.

     PHC-SUB shall assist the Practice in evaluating and adding additional office space, new Medical Offices, new office-based procedures and services, and new ancillary services, as provided for in the Annual Budget or otherwise approved by the Joint Policy Board. PHC-SUB and the Practice hereby pledge their mutual intention and support for such reasonable expansion of the Practice.

     4.5.  PRACTICE ASSESSMENT AND CONSULTING SERVICES.

     PHC-SUB shall assess Practice performance including product line analysis, outcomes monitoring and patient satisfaction. PHC-SUB shall develop systems to track revenues, expenses, utilization, quality improvement, Practice and physician productivity, and patient satisfaction. PHC-SUB shall arrange for or provide business and financial management consultation and advice reasonably requested by the Practice and directly related to the operations of the Practice pursuant to this Agreement.

     4.6.  PAYOR CONTRACTING DEVELOPMENT SERVICES.

     Directly or through an Affiliate, PHC-SUB shall dedicate reasonable efforts to develop and foster payor relationships and secure additional and more favorable managed care contracts on behalf of the Practice, including, but not limited to, marketing services, physician network development services, and contract development services on behalf of the Practice (the "Payor Contracting Development Services").


     SECTION 5.  OBLIGATIONS OF THE PRACTICE.

     5.1.  PRACTICE EXPENSES.

     The Practice shall be solely responsible for the payment of all of Practice Expenses, as herein defined. The Practice shall pay all Practice Expenses as they fall due; provided, however, the Practice may contest in good faith any such claimed expense as to which there is any dispute.

     5.2.  PROFESSIONAL STANDARDS.

     The professional services provided by the Practice and the Practice Employees shall be performed solely by or under the supervision of physicians licensed to practice medicine and shall at all times be provided in accordance with applicable ethical standards, laws and regulations applying to the medical profession. The Practice shall, with the assistance of PHC-SUB if so requested, resolve any utilization management or quality improvement issues which may arise in connection with the Practice.

     If any disciplinary actions or professional liability actions are initiated against the Practice or any Practice Employee, the Practice shall immediately inform PHC-SUB of such action and the underlying facts and circumstances. PHC-SUB shall similarly inform the Practice of any such disciplinary actions or professional liability actions initiated against the Practice or any Practice Employee of which it first becomes aware.

     The Practice shall establish and maintain procedures to assure the consistency and quality of all professional medical services provided by the Practice, and PHC-SUB shall render administrative assistance to the Practice as requested in furtherance thereof.

     5.3.  PHYSICIAN POWERS OF ATTORNEY.

     The Practice shall require all Practice Employees to execute and deliver to PHC-SUB powers of attorney, satisfactory in form and substance to PHC-SUB, appointing PHC-SUB as attorney in fact for each such Practice Employee for the purposes set forth in Section 3.5(a)(v).
                      -----------------

     5.4.  RESTRICTIVE COVENANTS.

     (a) The Practice acknowledges and agrees that the services to be provided by PHC-SUB hereunder are feasible only if the Practice operates a vigorous medical practice to which the Practice Employees devote their full time and attention. Accordingly, the Practice agrees that except as set forth on Exhibit
                                                                         -------
5.4(a) attached hereto, it shall not, without the prior written consent of PHC-
------
SUB, establish, operate or provide physician services substantially similar to those professional medical, surgical and related ancillary services offered by the Practice other than pursuant to this Agreement, during the term of this Agreement and for a period of twelve (12) months following this Agreement within a twenty (20) mile radius of any Medical Office. Except as set forth below, the Practice shall obtain, maintain, update and reasonably enforce agreements with its physician Practice Employees, satisfactory in form and substance to PHC-SUB, pursuant to which physician Practice Employees shall agree: (i) not to establish, operate or provide physician medical or surgical services substantially similar to those professional medical, surgical and related ancillary services offered by the Practice other than on behalf of the Practice and pursuant to this Agreement, without the prior written consent of PHC-SUB, while such physician is a Practice Employee during the term of this Agreement; and (ii) not to provide physician services substantially similar to those professional medical and surgical services provided by such physician on behalf of the Practice within a twenty (20) mile radius of each of the Medical Offices for a period of two (2) years following the termination of the professional relationship between such physician and the Practice. PHC-SUB shall be expressly named as a third-party beneficiary to such agreements between the Practice and each physician Practice Employee. Notwithstanding the foregoing, the agreement that Practice shall be required to obtain, maintain, update and reasonably enforce with respect to Dr. Mangels shall provide that the provisions set forth in clause (ii) of this paragraph shall not apply to Dr. Mangels unless and until Dr. Mangels remains a Practice Employee through the first annual anniversary of the Effective Date. Further notwithstanding the foregoing, following the eighth anniversary of the Effective Date, a physician who was a shareholder in the Practice on the Effective Date of this Agreement shall be released by PHC-SUB from his or her covenant not-to-compete as set forth in this Section 5.4(a) upon
                                                             --------------
payment to PHC-SUB of the consideration set forth in Exhibit 5.4(a) attached
                                                     --------------
hereto. New Practice Employees shall not be required to enter into the agreements containing restrictive covenants described in this Section 5.4(a)
                                                              --------------
provided that the Practice and the New Practice Employees agree in writing that the New Practice Employees will provide ninety

(90) days written notice prior to leaving the employment of the Practice.

     (b) During the term of this Agreement and for a period of eighteen (18) months following the termination or expiration of this Agreement, the Practice shall not, without the prior written consent of PHC-SUB, employ, hire or contract for services with any employee or former employee of PHC-SUB, nor shall the Practice solicit any such person to leave the employ of PHC-SUB. For purposes of this Section 5.4(b), a "former employee" shall be any person who was
                 --------------
employed by PHC-SUB within the six (6) months prior to the termination or expiration of this Agreement. The Practice shall cause its Practice Employees to enter into written agreements, satisfactory in form and substance to PHC-SUB, pursuant to which such persons shall agree to be bound by the same restrictions as set forth in this Section 5.4(b) with respect to the Practice and PHC-SUB,
                     --------------
and PHC-SUB shall be expressly named as a third-party beneficiary to such agreements between the Practice and each physician Practice Employee.

     (c)   If this Agreement is terminated by PHC-SUB pursuant to Section 8.2(a)
                                                                  --------------
 or 82(b) hereof, the Practice shall not, for a period of two (2) years
    -----
 following the effective date of such termination, engage or contract with any person, firm or entity (or group of affiliated entities) for the provision of comprehensive management services of the kind contemplated by this Agreement. If this Agreement is terminated for any reason, other than by PHC-SUB pursuant to Section 8.2(a) or 8.2(b), then the restrictions of this Section 5.4(c) shall
    --------------    ------                                --------------
 not apply.


     (d) Notwithstanding any provisions of this Agreement providing for mandatory arbitration, PHC-SUB and the Practice acknowledge and agree that PHC-SUB's remedy at law for any breach or attempted breach of the foregoing provisions of this Section 5.4 will be inadequate and that PHC shall be entitled
                   -----------
to specific performance, injunction or other equitable relief in the event of any such breach or attempted breach, in addition to any other remedies which might be available at law or in equity.

     (e) Notwithstanding anything contained herein to the contrary, the provisions of this Agreement shall not apply following the termination of this Agreement in connection with the expiration of its 40 year term.

     5.5.  CONTINUING PROFESSIONAL EDUCATION.

     The Practice shall ensure that each of its Practice Employees participates in such continuing medical education activities as are necessary for such physicians or other employees to remain current in their respective specialties, including, but not limited to, the minimum continuing medical education requirements imposed by applicable laws and policies of applicable specialty boards.

     5.6.  CONTRACTS WITH PRACTICE EMPLOYEES.

     Decisions regarding the addition of a New Practice Employee shall be made by the Joint Policy Board pursuant to Section 6.1 hereof. In addition, the
                                      -----------
Practice shall use its best efforts to consult with PHC-SUB prior to terminating the employment by the Practice of any Practice Employee. The Practice shall also, during the term of this Agreement, use its reasonable efforts to consult with PHC-SUB with regard to the terms and conditions of contracts or other arrangements entered into between the Practice and Practice Employees. Notwithstanding the foregoing, all decisions with respect to removing Practice Employees, and with respect to the terms and conditions of contracts or other arrangements in connection therewith, shall be made by the Practice, in its sole and absolute discretion.

     5.7.  COOPERATION.

     The Practice shall cooperate in the obtaining and maintaining of professional liability insurance coverage on the Practice and Practice Employees by assuring that it and its Practice Employees are insurable, and by participating in an on-going risk management program. The Practice shall, and shall cause its Practice Employees to, use their respective good faith efforts to exercise diligence in assisting PHC-SUB to control costs and expenses of the Practice without sacrificing professional standards or high quality patient care. The Practice shall, and shall require Practice Employees to, exercise due care to ensure that, when being used by the Practice Employees, medical equipment utilized by the Practice is being used in a safe and efficient manner, and shall timely report any unsafe or unsatisfactory equipment of which the Practice, or any of its Practice Employees, is aware. The Practice acknowledges and agrees that on execution of this Agreement, PHC-SUB intends to implement its own policies and procedures, including, but not limited to, policies and procedures regarding cash management and revenue controls. The implementation of such policies and procedures shall be subject to the approval of the Practice, such approval not to be unreasonably withheld. These policies and procedures will be implemented as soon as reasonably practicable after execution of this Agreement and may be revised or amended by PHC-SUB from time to time thereafter during the term of this Agreement, subject to the approval of the Practice. Upon their approval, the Practice agrees to cooperate with any such implementation, revision, or enactment of PHC-SUB's policies and procedures. The Practice also agrees to cooperate with, and participate in, any patient satisfaction surveys and/or outcomes management surveys or programs instituted or implemented by PHC-SUB, subject to approval by the Practice.

     5.8.  COVENANTS RELATING TO CREDIT AGREEMENT.

     (a) The Practice will cause to be promptly and duly taken, executed, acknowledged, and delivered all such further acts, documents, and assurances:

          (i) as may from time-to-time be necessary or as the secured party to the Practice Management Security Agreement may from time to time reasonably request in order to carry out the intent and purposes of that document and the transactions contemplated thereby, including all such actions to establish, preserve, protect, and perfect the estate, right, title, and interest to the Collateral (including Collateral acquired after the date hereof) including first priority liens thereon; and

          (ii) as the secured party under the Practice Management Security Agreement may from time-to-time reasonably request to establish, preserve, protect, and perfect first priority liens on the Net Practice Revenues and the Receivables, now owned or hereafter acquired that are not Collateral on the date hereof.

     (b) The Practice will use its best efforts to assist PHC-SUB in keeping accurate and complete records of its Receivables.

     (c) At the request of the Secured Party, the Practice will appoint the Secured Party as its attorney-in-fact for the purpose of collecting the Practice's Receivables, including, without limitation, its Governmental Receivables, consistent with any limitations provided by law and will cooperate with the Secured Party in signing or otherwise providing notices to Third Party Payors with respect to this agency.


     SECTION 6.  JOINT POLICY BOARD.

     6.1.  FORMATION AND RESPONSIBILITIES OF JOINT POLICY BOARD.

     PHC-SUB and the Practice shall establish a Joint Policy Board to be comprised of three (3) members. PHC-SUB shall designate, in its sole discretion, one (1) member to the Joint Policy Board. Initially, PHC-SUB will designate Alan Safdi, M.D. to serve as a member of the Joint Policy Board. In the event that Alan Safdi, M.D. is unable or unwilling to serve as PHC-SUB's designee on the Joint Policy Board, PHC-SUB will designate Michael Safdi, M.D. to serve as a member of the Joint Policy Board. In the event that both Alan Safdi, M.D. and Michael Safdi, M.D. are unable or unwilling to serve as PHC-SUB's designee on the Joint Policy Board, PHC-SUB may designate (with the Practice's prior consent, which may be granted or withheld in its sole discretion) any individual to the Joint Policy Board. In the event that the Practice withholds its consent to PHC's first two such designees, the Practice shall be obligated to propose three designees from which PHC-SUB (in its sole discretion) shall select one to serve on the Joint Policy Board. The Practice shall designate, in its sole discretion, two (2) members to the Joint Policy Board. The Joint Policy Board shall consider, review, determine and approve, by unanimous vote only, the following matters as they relate to the operation of the Practice:

          (i)   the jointly developed Annual Budgets as prepared by PHC-SUB;

         (ii)   the long-term strategic planning objectives for the Practice;

        (iii) operational or capital expenditures not included in the Annual Budget greater than twenty-five thousand dollars ($25,000);

         (iv)   the opening or closing of any Medical Office;

          (v) the addition of a New Practice Employee and the terms of any contract with such employee;

         (vi)   the establishment or maintenance of Managed Care Relationships;

        (vii)   the addition of Practice provided New Ancillary Services;

       (viii) the setting of Practice provided New Ancillary Service fees and collection policies and the distribution of New Ancillary Service Revenues of the Practice between the Practice and PHC-SUB;

         (ix) the purchase, lease or sublease of any real property by PHC-SUB which will be used, in whole or in part, by the Practice;

          (x) the establishment of performance and productivity incentives as provided in Section 7.3 hereof;
                 -----------

         (xi) such other matters requiring or permitting action by PHC-SUB as set forth in Sections 3 and 4 hereof; provided, that the Joint Policy
                  ----------     -
     Board shall not have the exclusive decision-making authority over the matters set forth in Sections 4.3, 4.5 or 4.6, and PHC-SUB may act pursuant
                          ------------  ---    ---
     to those Sections in consultation with but without the approval of the Joint Policy Board.

     Notwithstanding any provision of this Agreement, it is acknowledged and agreed that, while the parties to this Agreement shall be obligated to follow the decisions of the Joint Policy Board as set forth above, the Joint Policy Board does not have the legal authority or power to bind PHC-SUB or the Practice with respect to any third party, and no person not a party hereto shall have any right under or by virtue of any vote taken or decision made by the Joint Policy Board.

     Notwithstanding any provision of this Agreement, under no circumstances shall PHC-SUB be deemed to be in breach of this Agreement as a result (whether direct or indirect) of any vacancy on the Joint Policy Board resulting from any of (i) the withholding of the Practice's consent to PHC-SUB's designees to the Joint Policy Board, (ii) the failure of the Practice to propose in a timely fashion the three designees from which PHC-SUB may choose (as set forth in the introductory paragraph to this Section 6.1) or (iii) the inability or refusal of
                               -----------
any nominee to serve on the Joint Policy Board.

     6.2.  RESOLUTION MECHANISM FOR DIVIDED VOTE OF JOINT POLICY BOARD.

     Except as set forth in this Section 6.2 below, on any matter on which there
                                 -----------
is a divided vote among the members of the Joint Policy Board, the Joint Policy Board shall consider the matter for at least thirty (30) days from the date of such divided vote and make its best good faith efforts to reach a unanimous consensus. If a unanimous consensus cannot be reached within thirty (30) days, the Joint Policy Board, by majority vote, shall select any other PHC (or PHC Affiliate) designated representative to another Joint Policy Board of another PHC (or PHC Affiliate) affiliated practice, who shall consider the matter in good faith and whose decision on such matter shall be final. Notwithstanding the foregoing, on matters related to items (iii), (iv), (v) and (ix) of Section
                                                                        -------
6.1, the Joint Policy Board may, by majority vote, submit such matter for
---
resolution pursuant to this Section 6.2, but shall not be required to do so; and
                                    ---
no expenditure greater than twenty-five thousand dollars ($25,000), no new Medical Office, no closure of an existing Medical Office, no addition of a New Practice Employee, and no purchase, lease or sublease of any real property shall be undertaken by PHC-SUB on behalf of the Practice without a unanimous vote of the Joint Policy Board or resolution of a deadlock pursuant to this Section 6.2.
        -----------

     6.3.  ANNUAL BUDGET AND BUSINESS PLAN.

     PHC-SUB shall be authorized to incur any operational, capital or other expense approved by the Joint Policy Board pursuant to the Annual Budget. PHC-SUB shall be required to seek the approval of the Joint Policy Board to incur an expense exceeding the budgeted amounts specified in the annual business plan and budget unless: (i) the expense is reasonable and does not exceed a line item expense specified in the Annual Budget by more than twenty percent (20%) for any twelve (12) month period; (ii) the total expenses for the applicable budget year, on an annualized basis, do not exceed the total amount budgeted for such year by more than ten percent (10%); or (iii) the expenditure is consented to by the Joint Policy Board or the Practice. Notwithstanding the foregoing, PHC-SUB may exceed budgeted amounts in the event the increase in the expenditure is reasonable and is the result of an event beyond the control of PHC-SUB (e.g., increases in tax rates or utility charges, Acts of God, strikes and labor disputes) provided that PHC-SUB shall provide notice of such a situation to the Practice.


     SECTION 7.  FINANCIAL ARRANGEMENTS.

     7.1.  PHC-SUB COMPENSATION.

     The Practice and PHC-SUB agree that the compensation described in this
Section 7.1 will be paid by the Practice to PHC-SUB in consideration of the
-----------
substantial commitment made by PHC-SUB hereunder and that such compensation is fair and reasonable.

     (a)  General Management Fee.

          (i) As compensation for the provision by PHC-SUB of the General Management Services, for the first five (5) years of this Agreement, PHC-SUB shall receive, except as provided under Section 7.1(a)(ii) hereof, a
                                                 ------------------
     general management fee (the "General Management Fee") equal to the greater of (i) the amount set forth on Schedule 7.1 as the Minimum Management Fee
                                    ------------
     (the "Minimum Management Fee") and (ii) twenty percent (20%) of annual Pre-Distribution Profit Margin, up to the amount set forth on Schedule 7.1 as
                                                               ------------
     the Cap (such twenty percent (20%) of the annual Pre-Distribution Profit Margin, the "Cap").

          From the fifth anniversary of the Effective Date through the expiration or termination of this Agreement, PHC-SUB shall receive a General Management Fee of twenty percent (20%) of the annual Pre-Distribution Profit Margin, up to the Cap.

          Contemporaneously with the execution of this Agreement, the Practice shall cause each of the physician shareholders of the Practice to execute and deliver to PHC-SUB a guaranty of payment of such physician's proportionate share of the Minimum Management Fee for the first five (5) years of this Agreement in the form of Exhibit
                                            -------

     7.1(a) or Exhibit 7.1(b) hereto. Notwithstanding the foregoing, in the
     ------    --------------
     event of death or disability of a physician shareholder of the Practice, or in the event of the termination of employment of Dr. Jurell, Mangels or Bekal with the Practice prior to the date that is eighteen (18) months following the Effective Date, the guarantee of payment of such physician's proportionate share of the Minimum Management Fee for the first five (5) years of this Agreement shall be released, and the Minimum Management Fee shall be reduced by the amount of such physician shareholder's proportionate share; provided, however, that in such event the Joint Policy Board shall agree to the addition of a New Practice Employee if so requested by PHC-SUB.

          During the second calendar quarter of each of the first five years during the term of this Agreement beginning with the second calendar quarter of 1998, Practice and PHC-SUB shall jointly undertake a review of financial and operational trends at the Practice for the prior twelve (12) month period (the "Annual Review"). In the event that an Annual Review reveals a downward trend in reimbursement rates per professional procedure performed by the Practice exceeding ten percent (10%) on a cumulative basis since January 1, 1997 when compared to the twelve (12) month period ending December 31, 1996, then the Minimum Management Fee shall be reduced (on a cumulative basis and giving credit to reductions, if any, made in connection with prior Annual Reviews) by the same percentage that reimbursement rates declined on a cumulative basis compared to the twelve
     (12) month period ending December 31, 1996. PHC-SUB and Practice agree to cooperate fully and work in good faith with one another in connection with each Annual Review. Disagreements arising out of any Annual Review shall be submitted to Arbitration pursuant to the provisions of Section 14 of
                                                               ----------
     this Agreement.

          (ii)  Notwithstanding any other provisions of Section 7 hereof, if PHC
                                                        ---------
     shall not have consummated the Public Offering as of the end of the sixty-sixth (66/th/) month following the Effective Date and the Practice shall not have terminated this Agreement pursuant to Section 8.2(c)(iv) hereof,
                                                    ------------------
     then the General Management Fee shall be reduced by thirty percent (30%); provided, however, that if PHC shall have commenced the Public Offering prior to the date that is seven and one-half (7 1/2) years after the Effective Date, then the General Management Fee shall, as of the date of the commencement of the Public Offering, return to the original General Management Fee.

     (b) Practice Development Fee. As compensation for the provision by PHC-SUB of the Practice Development Services, PHC-SUB shall receive a practice development fee (the "Practice Development Fee") equal to twenty percent (20%) of amount by which the annual Pre-Distribution Profit Margin exceeds the product of (i) the Cap times (ii) five.

     (c) Operational Expenses. PHC-SUB shall be reimbursed the amount of all Operational Expenses paid by PHC-SUB.

     (d) Managed Care Development Fee. In connection with the Managed Care Development Services, PHC-SUB shall receive a "Managed Care Development Fee" equal to one-half of one percent (0.5%) of the collected revenue of the Practice generated from contracts with managed care payors with which PHC-SUB did not have a contract prior to the Effective Date that are delivered by PHC-SUB or an affiliate to the Practice after the Effective Date.

     7.2.  RECRUITMENT AND PRODUCTIVITY INCENTIVES.

     The Joint Policy Board, by a unanimous vote, may from time to time establish performance and productivity incentives for the Practice and the Practice Employees in addition to the financial arrangements set forth in

Section 7.1 hereof.  At the request of the Practice, PHC-SUB will also advise
-----------
and assist the Practice in establishing its own productivity incentives for the Practice and the individual Practice Employees.

     7.3.  REVIEW OF FINANCIAL ARRANGEMENTS BY THE JOINT POLICY BOARD.

     The Joint Policy Board shall have the right to review PHC-SUB's calculations of all payments, fees and expenses due by any party to any other party or a third party under this Agreement. In the event the Joint Policy Board desires to review PHC-SUB's calculations or allocation of any such payments, fees or expenses, the Joint Policy Board shall be provided, upon reasonable notice to the PHC-SUB, the documents used in determining such amounts (the "Compensation Documents"). Not later than twenty (20) business days following the delivery of the Compensation Documents to the Joint Policy Board, the Joint Policy Board, pursuant to a majority determination and vote, may furnish PHC-SUB with written notification of any dispute concerning any items shown thereon or omitted therefrom, together with a detailed explanation in support of the Joint Policy Board's position in respect thereof. PHC-SUB and the Joint Policy Board shall consult to resolve any dispute for a period of fifteen (15) business days following such notification to PHC-SUB. If such fifteen (15) business day consultation period expires and the dispute has not been fully resolved, the matter shall be referred to an independent public accounting firm chosen by a unanimous vote of the Joint Policy Board (the "Accountants"), which shall resolve the dispute and render its decision (together with a brief explanation of the basis therefor) to the Joint Policy Board and PHC-SUB not later than twenty (20) business days following submission of the dispute to it; provided, however, that if the Joint Policy Board is unable to agree by unanimous vote upon an independent public accounting firm, then the Joint Policy Board, by majority vote, and PHC-SUB shall each choose an independent public accounting firm and those firms shall appoint a third independent public accounting firm to act as the Accountants. The decision of such Accountants shall be a final determination of such amounts. The fees and expenses of the Accountants shall be paid fifty percent (50%) by PHC-SUB and fifty percent (50%) by the Practice unless the Accountants determine that there was an error of ten percent or more in PHC-SUB's calculations or allocations in the aggregate, in which case all of the Accountants' fees and expenses shall be paid by PHC-SUB.

     7.4.  PURCHASE OF PRIVATE ACCOUNTS RECEIVABLE; SECURITY AGREEMENT; DEPOSIT
           --------------------------------------------------------------------
OF PROCEEDS OF RECEIVABLES.
---------------------------

     (a)   Purchase of Private Receivables; Security. Except for the first month
           -----------------------------------------
of this Agreement, on or before the tenth (10th) day of each month, PHC-SUB shall purchase the Receivables of the Practice arising during the previous month which are not Government Receivables (the "Private Receivables") for an amount
                                           -------------------
equal to the Private Receivables Payment Amount. PHC-SUB shall pay the Practice for such Private Receivables in the manner provided in SECTION 7.4(C). For
                                                       --------------
purposes of determining whether a particular Receivable arose during a given month and is therefore eligible for purchase as provided above, or for inclusion in the Monthly Payment as provided in SECTION 7.4(C), Receivables
                                                --------------
shall be deemed to arise during the month in which such receivable was billed to the appropriate payor. As security for the payment and performance of all of the obligations and indebtedness of the Practice to PHC-SUB under this Agreement, the Practice hereby agrees to execute the Security Agreement (the "Security
                                                                   --------
Agreement") in the form as attached hereto as EXHIBIT 7.4(A). PHC-SUB may
---------                                     --------------
specifically assign (collaterally or otherwise) and/or pledge (i) the Private Receivables purchased pursuant to the first sentence of this SECTION 7.4(A) and
                                                             --------------
(ii) all of its rights and interests under this Agreement or the Security Agreement as security for loans and other financing arrangements obtained by PHC-SUB from any other person or entity, whether now existing or hereafter arising (any such person or entity being hereafter referred to as an "Assignee"). Any such Assignee shall have all of PHC-SUB's rights and remedies,
 --------
but none of PHC-SUB's obligations, under this Agreement or the Security Agreement. In addition, the Practice shall cooperate with PHC-SUB and execute all necessary documents in connection with the pledge of such accounts receivable to PHC-SUB or at PHC-SUB's option, any Assignee.

     (b)   Deposit of Proceeds. In recognition of the fact that PHC-SUB will
           -------------------
have purchased all of the Practice's Private Receivables and to facilitate repayment of the Government Advances, the Practice agrees, within 10 days of the date of this Agreement, to deliver a letter, in the form as attached hereto as
EXHIBIT 7.4(B)-1 and EXHIBIT 7.4(B)-2 to all payors under the Private
----------------     ----------------
Receivables and the Government Receivables, respectively (the "Payor Instruction
                                                               -----------------
Letter"). The Practice acknowledges that PHC-SUB is an intended third party
------
beneficiary of the instructions contained in the Payor Instruction Letter and that such instructions are irrevocable without PHC-SUB's prior written consent. The Payor Instruction Letters shall direct payments on the Receivables to Post Office Box _______(the "Practice Lockbox"), which lockbox shall be opened by the
                        ----------------
Depository Bank and all proceeds of Government Receivables therein contained shall be deposited by the Depository Bank into the Sweeping Account. The depository agreement for the Sweeping Account shall provide (i) that the Depository Bank shall deposit all checks or other forms of payment received in the Practice Lockbox into the Sweeping Account, and (ii) that the account balance in the Sweeping Account shall be "swept" daily into the Lockbox Account. Prior to the effective date of the instructions contained in the Payor Instruction Letters, and to the extent that the Practice receives any payments contrary to the terms of any Payor Instruction Letter (including, without limitation, any amounts received directly from patients at the time medical services are rendered or otherwise), the Practice agrees to deposit all such payments received by the Practice into Account No. 717-63961 (the "Sweeping
                                                                   --------
Account") maintained by the Practice at the Fifth Third Bank (the "Depository
-------                                                            ----------
Bank"), which such account shall be "swept" daily into Account No. 728-07970
----
maintained by PHC-SUB at Depository Bank (the "Lockbox Account").
                                               ---------------

     All amounts received by PHC-SUB as provided above which are proceeds of Private Receivables shall be owned by PHC-SUB. All amounts received by PHC-SUB as provided above which are proceeds of Government Receivables shall be applied first to the repayment of all Government Advances theretofore made, and the balance, if any, shall be refunded to the Practice.

     (c)   Allocation of Proceeds; Monthly Payments.  PHC-SUB shall, within ten
           ----------------------------------------
(10)
days after the end of each calendar month, make a payment to the Practice (the "Monthly Payment"), which shall represent (A) the purchase price for the Private
 ---------------
Receivables which arose during the previous month and (B) an advance (the "Government Advance") to the Practice in an amount equal to the Practice
 ------------------
Government Collection Percentage times the Government Receivables which arose during the previous month, in an amount equal to the difference between (i) the difference between (x) the Gross Monthly Payment Amount for such month, minus
(y) an amount equal to all items deposited into the Lockbox Account which were returned to PHC-SUB by its depository bank as a result of insufficient funds, a stop payment order, or otherwise during such month, minus (ii) a projection of all fees and expenses due to PHC-SUB from the Practice under this Agreement for such month, including, without limitation, this SECTION 7, based on the
                                                ---------
Receivables which arose during such month.

     (d)   Adjustments.  Adjustments to the Monthly Payments shall be made to
           -----------
reconcile actual amounts due under this SECTION 7 within 45 days after the end
                                        ---------
of each six (6) month period during the term of this Agreement. At such semi-annual intervals, PHC-SUB shall determine the actual amounts due PHC-SUB pursuant to this SECTION 7 for each such six (6) month period, with such amounts
                 ---------
to be calculated on an annualized basis for such six (6) month period.

     PHC-SUB shall notify the Practice of the amount of payments, if any, due from one party to another as a result of such adjustments within 60 days of the end of each six (6) month period. If payment is due from one party to the other, such amount shall be paid in full within ten (10) days of such notification of the Practice; provided, however, that in the case such amounts are due PHC-SUB on such calculations, PHC-SUB may, at its discretion, offset such amounts due from the Practice against the Monthly Payment due the Practice for succeeding calendar months.

     Within 120 days after the end of each calendar year, PHC-SUB will determine the actual amounts due PHC-SUB pursuant to this SECTION 7 for such calendar year
                                                ---------
(prorated for any calendar year for which this Agreement has been in effect less than the entire year).

     If, after taking into account all Monthly Payments and any mid year adjustments for such calendar year, payment is due from one party to the other, such amount shall be paid in full within ten (10) business days after such calculations are made final; provided, however, that in the case amounts are due PHC-SUB on such calculations, PHC-SUB may, at its discretion, offset such amounts due from the Practice against the Monthly Payment due the Practice for succeeding calendar months. This year-end reconciliation shall include reconciliation of any amounts owed by one party to another with respect to any expenses of any party, as set forth hereunder, paid by any other party.

     7.5.  NEW ANCILLARY SERVICES.

     The Practice and PHC-SUB jointly acknowledge that a primary motivation for their entering into an affiliation is to expand the Practice and develop New Ancillary Services for the Practice. In consultation with the Practice, PHC-SUB will identify and evaluate such New Ancillary Service opportunities, and, consistent with and subject to all applicable state and federal regulations, the Practice and PHC-SUB will mutually agree upon and determine the financial arrangements with respect to the New Ancillary Service Revenue and New Ancillary

Service Expenses related thereto. The Practice agrees and shall require all Practice Employees to agree that, subject to all applicable state and federal regulations and subject to this Section 75, the Practice and each such employee
                                ----------
shall develop, invest or participate in New Ancillary Services and facilities only in partnership or other business arrangement with PHC-SUB. PHC-SUB shall be entitled to participate in any such partnership or business arrangement by purchasing fifty-one percent (51%) of the Practice's (or the Practice Employee's, as the case may be) prospective interest in such partnership or business arrangement. In the event that any such partnership or business arrangement should be unavailable to the Practice or the applicable Practice Employee because of PHC-SUB's prospective interest therein, the Practice or Practice Employee shall not be permitted to participate in such partnership or business arrangement without PHC-SUB's prior written consent, which shall not be unreasonably withheld; provided that the Practice or Practice Employee shall use its or their best efforts to cause PHC-SUB to be allowed to participate in such partnership or business venture on a fifty-one percent (51%) basis as aforesaid. However, if upon advice of a law firm with nationally recognized expertise in healthcare law that is acceptable to the parties hereto, the Practice in good faith determines that a joint partnership or other business relationship between PHC-SUB and the Practice or its employees is legally impermissible or involves a high degree of legal risk, the Practice or its employees may pursue the New Ancillary Services and facilities without the joint participation of PHC-SUB.

7.6. SALE OF ASSETS ACQUIRED AFTER EFFECTIVE DATE.

     Notwithstanding anything to the contrary contained herein, the parties agree that, to the extent that any assets acquired after the Effective Date are to be sold, PHC-SUB shall be entitled to the proceeds from such sale to the extent of the greater of (i) any outstanding indebtedness related to the asset sold and (ii) the undepreciated value of such asset as reflected in PHC-SUB's books and records. The Practice shall be entitled to eighty percent (80%), and PHC -SUB shall be entitled to twenty percent (20%), of any and all remaining proceeds from such sale.

     SECTION 8.  TERM AND TERMINATION.

     8.1.  TERM; RENEWAL TERMS.

     This Agreement shall commence on the date hereof and shall expire on the 40th anniversary hereof unless earlier terminated as provided for in Section 8.2
                                                                     -----------
hereof.

     8.2.  TERMINATION.

     (a)   BY PHC-SUB.  Subject to compliance with the procedures set forth in

Section 8.5, PHC-SUB may terminate this Agreement upon the occurrence of any of
-----------
the following events without any further action on the part of PHC-SUB:

          (i) The Practice is involuntarily suspended or terminated (without right of further appeal) from participation in the Medicare or Medicaid programs or the Practice withdraws from participation in the Medicare or Medicaid programs as a result of regulatory investigation, unless the same results from the acts or omissions of PHC or PHC-SUB as determined by arbitration in accordance with Section 14 hereof.
                        ----------

          (ii) The Practice voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or the Practice is the subject of an involuntary petition in bankruptcy which is not set aside within 60 days of its filing.

          (iii) The Practice or any physician Practice Employee or physician New Practice Employee (A) has its or his license to practice medicine revoked or suspended or (B) is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which event described in clause (A) or (B) does or reasonably would be expected to materially adversely affect the Practice and provided that the Practice fails to take reasonable action to remedy or correct such noncompliance or conduct or to remove such physician from the Practice within thirty (30) days after the revocation, suspension or discipline.

     (b) ADDITIONAL TERMINATION RIGHT OF PHC-SUB. In the event that the Practice materially breaches any term or condition of this Agreement (other than as set forth in Section 8.2(a) hereof) and, in the opinion of PHC-SUB, such
                --------------
breach remains uncured after a period of 60 days after the Practice's receipt of a written notice specifying such breach, PHC-SUB shall submit the issue of whether the Practice has materially breached this Agreement directly to arbitration in accordance with Section 14 hereof. In the event that the Practice
                               ----------
is found to have materially breached this Agreement, PHC-SUB may immediately terminate this Agreement by delivery of written notice to the Practice with no further action required on its behalf to effect such termination.

     (c) BY THE PRACTICE. Subject to compliance with the provisions set forth in Section 8.5, the Practice may terminate this Agreement upon the occurrence
   -----------
of any of the following events without any further action on the part of the
Practice:

          (i) PHC-SUB fails to make any payment required herein, other than a payroll obligation, and (A) such breach remains uncured for a period of 30 days after PHC-SUB's receipt of a written notice specifying such breach and
     (B) the Practice provides Agent with 15 days prior notice of such breach and of the Practice's intent to terminate this Agreement hereunder (which notice period may run concurrently with the 15 day period specified in clause (A)).

          (ii) PHC-SUB materially breaches any payroll obligation required herein and (A) such breach remains uncured for a period of 15 days after PHC-SUB's receipt of a written notice specifying such breach and (B) the Practice provides Agent with 15 days prior notice of such breach and of the Practice's intent to terminate this Agreement hereunder (which notice period may run concurrently with the 15 day period specified in clause (A)).

          (iii) PHC-SUB voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or PHC-SUB is the subject of an involuntary petition in bankruptcy which is not set aside within 60 days of its filing.

          (iv) If PHC shall not have consummated the Public Offering as of the end of the sixty-sixth (66th) month following the Effective Date; provided that the Practice notifies PHC-SUB of the decision of the Practice to terminate this Agreement pursuant to this Section 8.2(c)(iv) within ninety
                                                ------------------
     (90) days following the end of the sixty-sixth (66th) month following the Effective Date.

     (d)   ADDITIONAL TERMINATION RIGHTS OF THE PRACTICE.

          (i) In the event that PHC-SUB materially breaches the terms of this Agreement (other than as set forth in Section 8.2(c) hereof) prior to the
                                           --------------
     end of the sixty-sixth (66/th/) month following the Effective Date and, in the opinion of the Practice, such breach remains uncured for a period of 60 days after PHC-SUB's receipt of a written notice specifying such breach, the Practice shall submit the issue of whether PHC-SUB has materially breached this Agreement directly to arbitration in accordance with Section
                                                                        -------
     14 hereof. In the event that the arbitrator determines that PHC-SUB has
     --
     materially breached this Agreement, the arbitrator shall attempt to determine whether the breach may be remedied fairly through the payment of the amount of the actual damages the Practice has incurred as a result of the breach (exclusive of punitive and consequential damages but inclusive of reasonable legal fees) (the "Actual Damages") and shall determine, if determinable, the exact amount of the Actual Damages. If the arbitrator determines that the breach may be remedied fairly through the payment of the Actual Damages and PHC-SUB fails to pay to the Practice the Actual Damages within 30 days after receipt of written notice specifying the amount of the Actual Damages, the Practice may terminate this Agreement after providing PHC-SUB and Agent with 15 days prior written notice of the Practice's intent to terminate this Agreement. In the event that the arbitrator determines that the breach may not be remedied equitably through the payment of the Actual Damages, the arbitrator shall proscribe such equitable remedies and/or specific performance (the "Curative Actions") of such obligations as are necessary to remedy the breach (provided that all such Curative Actions shall in all respects be consistent with (i) the maintenance of the highest standards of quality of the practice of medicine at the Practice, (ii) the economic growth of the Practice and (iii) the increase in compensation of the physicians of the Practice and of PHC-SUB). In the event that PHC-SUB fails to comply with such Curative Actions within 30 days after receipt by PHC-SUB of written notice specifying the Curative Actions, the Practice may terminate this Agreement after providing PHC-SUB and Agent 15 days prior written notice. Notwithstanding the foregoing, until the end of the sixty-sixth (66/th/) month following the

     Effective Date, PHC may not prevent the Practice from terminating this Agreement by paying the Practice the amount of the Actual Damages or taking the Curative Actions under this Section 8.2(d)(i) more than once during
                                     -----------------
     each one-year period of the term of this Agreement.

          (ii) In the event that PHC-SUB materially breaches the terms of this Agreement (other than as set forth in Section 8.2(c) hereof) at or after
                                           --------------
     the end of the sixty-sixth (66/th/) month following the Effective Date and, in the opinion of the Practice, such breach remains uncured for a period of 60 days after PHC-SUB's receipt of a written notice specifying such breach, the Practice shall submit the issue of whether PHC-SUB has materially breached this Agreement directly to arbitration in accordance with Section
                                                                        -------
     14 hereof. In the event that the arbitrator determines that PHC-SUB has
     --
     materially breached this Agreement, the arbitrator shall attempt to determine whether the breach may be remedied fairly through the payment of Actual Damages and shall determine, if determinable, the exact amount of the Actual Damages. If the arbitrator determines that the breach may be remedied fairly through the payment of the Actual Damages and PHC-SUB fails to pay to the Practice the greater of (A) the Actual Damages and (B) the sum of $250,000 within 30 days after receipt of written notice specifying the amount of the Actual Damages, the Practice may terminate this Agreement after providing PHC-SUB and Agent with 15 days prior notice of the Practice's intent to terminate this Agreement. In the event that the arbitrator determines that the breach may not be remedied equitably through the payment of the Actual Damages, the arbitrator shall proscribe such Curative Actions as are necessary to remedy the breach (provided that all such Curative Actions shall in all respects be consistent with (i) the maintenance of the highest standards of quality of the practice of medicine at the Practice, (ii) the economic growth of the Practice and (iii) the increase in compensation of the physicians of the Practice and of PHC-SUB). In the event that, in the opinion of the Practice, PHC-SUB fails to comply with such Curative Actions within 30 days after receipt by PHC-SUB of written notice specifying the Curative Actions, the Practice shall be entitled to immediately submit the issue of whether PHC-SUB has materially breached the performance of the Curative Actions directly to arbitration in accordance with Section 14 hereof. If the arbitrator determines that PHC
                     ----------
     SUB has materially breached the terms of the Curative Actions, the Practice may immediately terminate this Agreement via 15 days prior written notice to PHC-SUB and Agent.

          (iii) In the event that PHC-SUB at any time elects to pay the Actual Damages or the sum of $250,000 to the Practice or take Curative Actions in accordance with either Section 8.2(d)(i) or (ii) hereof and subsequently
                            -----------------    ----
     materially breaches the terms of this Agreement (other than as set forth in
     Section 8.2(c) hereof) at any time at or after the end of the sixty-sixth
     --------------
     (66/th/) month following the Effective Date and, in the opinion of the Practice, such subsequent breach remains uncured for a period of 60 days after PHC-SUB's receipt of a written notice specifying such subsequent breach, the Practice shall submit the issue of whether PHC-SUB has materially breached this Agreement directly to arbitration in accordance with Section 14 hereof. In the event that the arbitrator determines that
          ----------
     PHC-SUB has materially breached this Agreement, the Practice may terminate this Agreement by written notice to PHC-SUB.

     (e) LIMITATION ON TERMINATION RIGHTS. (i) Notwithstanding anything to the contrary contained herein, the Practice shall not be permitted to terminate this Agreement pursuant to a breach by PHC-SUB of any of the provisions of Section 3
                                                                      ---------
or Section 4 hereof that result from the acts, directions, instructions or
   ---------
omissions of the Joint Policy Board, or pursuant to a breach of any of the other obligations of the Joint Policy Board hereunder, so long as PHC-SUB complies with its obligations under Section 6.1 concerning the composition of the Joint
                           -----------
Policy Board. No failure to act by PHC-SUB pursuant to Sections 4.3, 4.5 or 4.6
                                                       ------------  ---    ---
shall permit the Practice to terminate this Agreement. Nothing herein shall be construed to convey to any individual Stockholder any right to terminate this Agreement. The refusal by the Practice to designate members to the Joint Policy Board, the refusal of designees of the Practice to serve on the Joint Policy Board, or the refusal of Practice Employees designated by PHC-SUB to serve on the Joint Policy Board as set forth in Section 6.1 shall not form the basis for
                                       -----------
any termination of this Agreement by the Practice.

     (ii) Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed that PHC-SUB may under no circumstances be found to have breached the provisions of Sections 3 and 4 hereof unless PHC-SUB acts (or fails
                           ----------     -
to act) in a manner that is directly contrary to the specific reasonable written instructions of the Joint Policy Board. PHC-SUB's acts (or failures to act) contrary to the instructions of the Joint Policy Board shall not be deemed to be in breach of any provision of this Agreement in the event that the instructions of (or the failure to provide instructions by) the Joint Policy Board are unreasonable or arbitrary.

     8.3.  DUTIES AND REMEDIES UPON EXPIRATION OR TERMINATION.

     Upon expiration or termination of this Agreement, the Practice and PHC-SUB hereby agree to perform, in addition to their obligations provided for elsewhere in this Agreement and continuing after such termination or expiration of this Agreement, such steps as are otherwise customarily required to wind up their relationship under this Agreement in as orderly a manner as possible, including, without limitation, PHC-SUB's provision to the Practice of patient billing records. The Practice hereby acknowledges and agrees that, upon termination or expiration of this Agreement: (a) PHC-SUB shall retain all right, title and interest in and to all of PHC-SUB's proprietary software and systems, including software and systems licensed by PHC-SUB from others, used in connection with the General Management Services; and (b) the Practice shall be responsible for obtaining its own software and systems to take over the General Management Services from PHC-SUB; provided that the Practice may continue to use such software and systems after expiration or termination for a reasonable period of time until the Practice can obtain and make operational substitute software and systems. Upon expiration or termination of the Agreement, PHC-SUB shall fully and completely assign (to the extent then owned by PHC-SUB) to the Practice the outstanding accounts receivable of the Practice purchased by PHC-SUB pursuant to this Agreement under Section 7.4 above up to and through the date of termination
                     -----------
or expiration, and PHC-SUB shall fully cooperate with the Practice in the Practice's efforts to collect such accounts receivable and PHC-SUB in that regard shall execute and deliver any reasonably necessary documents to permit the Practice to assume such receivables and realize upon them.

     Except as set forth in this Section 8.3 and in Section 5.4 hereof, upon the
                                 -----------        -----------
expiration or earlier termination of this Agreement, neither party shall have any further obligation hereunder with the exception of obligations accruing prior to the date of such expiration or earlier termination and obligations, promises and covenants contained herein which extend beyond the terms hereof including, without limitation, any indemnities, restrictive covenants, and access to books and records. Upon the expiration or earlier termination of this Agreement, the financial arrangements set forth in Section 7 shall be prorated
                                                   ---------
between the parties to reflect any partial fiscal year. The funds for settlement of such financial arrangements shall be disbursed on the closing date of the repurchase of assets provided for in Section 8.4, but shall in no event
                                            -----------
occur later than 180 days from the date of the notice of termination. If this Agreement is terminated pursuant to Sections 8.2(a)(i), 8.2(b), 8.2(c)(i), 8.2
                                    ------------------  ------  ---------  ---
(c)(ii) or 8.2(d) hereof, the non-breaching party may pursue such other legal or
-------    ------
equitable relief as may be available in addition to such proration.

     From and after any termination, each party shall provide the other with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

     8.4. REPURCHASE OF ASSETS.

     (a)  Upon termination of this Agreement pursuant to Sections 8.1 or 8.2
                                                         ------------    ---
hereof, the Practice shall purchase from PHC-SUB those assets then owned by PHC-SUB that primarily relate to the operation of the Practice, including all accounts receivable (to the extent then owned by PHC-SUB), FF&E and all real estate (the "Real Estate") then owned by PHC-SUB and associated primarily with the operation of the Practice at a purchase price (the "Buyout Amount") equal to the sum of (i) the cost to PHC-SUB of the outstanding accounts receivable of the Practice previously purchased by PHC-SUB (if any) plus (ii) greater of:

          (A) the total consideration paid by PHC in connection with the purchase of the capital stock of PHC-SUB pursuant to the Reorganization Agreement, less the aggregate amount of General Management Fees actually collected by PHC-SUB under this Agreement; or

          (B) the product of (A) the "Percentage Multiplier" times (B) the aggregate fair market value of the FF&E and the Real Estate. As used herein, "Percentage Multiplier" shall mean 300% until the fifth annual anniversary of the Effective Date of this Agreement; 250% from the fifth anniversary until the tenth anniversary; 150% from the tenth anniversary until the twenty-fifth anniversary; and 100% thereafter.

     The Practice shall pay the Buyout Amount first by returning the shares (the "Transaction Shares") received by the former shareholders of the Former Practice (the "Sellers") in connection with the Reorganization who are employed by the Practice at the date of termination, up to the

Buyout Amount. The Practice shall pay the balance of the Buyout Amount, if any, in Transaction Shares received by Sellers who are not employed by the Practice at the date of termination, or in cash.

     The Practice and PHC-SUB each acknowledge that they contemplate the reasonable expansion of the Practice in the future through the addition of physicians and ancillary services. The Practice and PHC-SUB further acknowledge that they contemplate that the formula for computing the Buyout Amount shall be equitably adjusted (to each party's satisfaction in their sole discretion) in the future to account for such expansion to the extent expansion is funded by PHC.

     (b) Upon termination of this Agreement, the Practice shall assume without recourse against PHC-SUB (up to the Buyout Amount) all debts, contracts, payables and leases which are obligations of PHC-SUB and which relate exclusively to the performance of its obligations under this Agreement or the properties subleased by PHC-SUB, other than such contracts, payables and leases that are between the Practice and PHC-SUB or its affiliates. The Buyout Amount shall be credited by the amount of debt and liabilities of PHC-SUB assumed by the Practice, and by any payment PHC-SUB has failed to make under this Agreement. The Practice and any physician shareholder of the Practice shall execute such documents as may be required to assume the liabilities set forth in this Section 8.4 and to remove or indemnify PHC-SUB to its reasonable
     -----------
satisfaction from any liability with respect to such repurchased assets and with respect to any property leased or subleased by PHC-SUB.

     The closing date for the repurchase shall be determined by the Practice, but shall in no event occur later than 60 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and the Practice and the Practice Employees shall be released from the restrictive covenants as and to the extent set forth in Section 8.4(c) on the closing date.
   --------------

     (c) If the Practice remits the Buyout Amount to PHC-SUB in accordance with this Section 8.4, the Practice and the Practice Employees shall be released from
     -----------
the restrictive covenants of Section 5.4; provided that the Practice and the
                             -----------
Practice Employees shall not be released from the restrictive covenants of

Section 5.4(c) if this Agreement is terminated pursuant to Section 8.2(b).
--------------                                             --------------

     (d) Except as set forth below, fair market value of the Transaction Shares, the FF&E and the Real Estate shall be determined by a nationally recognized accounting firm capable of making such determination and chosen by the Practice from a list of three such firms submitted by PHC-SUB. The Practice shall submit its choice of such firm in writing no later than five days after receipt of such list from PHC-SUB. PHC-SUB and the Practice shall bear the cost of such determination equally. For purposes of this Section 8, Transaction
                                                     ---------
Shares shall be valued at the greater of fair market value or $4.00 per share.

     8.5. PROCEDURES RELATED TO TERMINATION.

     In taking action to terminate this Agreement the parties shall comply with the following procedures:

     (a) Prior to taking any action to terminate, the party seeking termination shall provide 15 days prior written notice to Agent, which notice period may run concurrently with any other notice and cure periods specified herein.

     (b) The taking by the Practice of any action with respect to termination of this Agreement shall require the affirmative vote of the holders of two-thirds of the equity interests of the shareholders of the Practice.

     8.6. OPTION TO REQUIRE REPURCHASE OF STOCK.

     If (i) PHC shall not have consummated the Public Offering as of the end of the sixty-sixth (66th) month following the Effective Date and (ii) the Practice does not notify PHC-SUB of the decision of the Practice to terminate this Agreement pursuant to Section 8.2(c)(iv) within ninety (90) days following the
                      ------------------
end of the sixty-sixth (66th) month following the Effective Date, then the Practice or any former shareholder of the Former Practice shall have the option to require PHC to purchase the PHC common stock received by such former shareholder in connection with the Reorganization then held by such former shareholder for an amount equal to $4.00 per share, payable in cash as equitably adjusted for stock splits, conversions, exchanges, and recapitalizations). In order to exercise such option, the option holder must give written notice of exercise to PHC within ninety (90) days following the end of the sixty-sixth (66th) month following the Effective Date. If any such option is exercised, the closing shall take place within thirty (30) days after notice of exercise of the option is given, and the purchase price shall be payable by wire transfer of immediately available funds.


     SECTION 9.  REPRESENTATIONS AND WARRANTIES OF PRACTICE.

     The Practice hereby represents and warrants to PHC as follows:

     9.1. ORGANIZATION IN GOOD STANDING; LICENSES.

     The Practice is an Ohio professional corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Except as set forth in Schedule 6.1 to the Reorganization Agreement, the Practice has all necessary corporate power to own all of its properties and assets and all material governmental licenses, authorizations, consents, and approvals to carry on its business as now conducted and as will be conducted (including, without limitation, accreditations and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS and CHAMPVA.

     9.2. NO VIOLATIONS.

     The Practice has the corporate authority to execute, deliver and perform this Agreement and all agreements executed and delivered by it pursuant to this Agreement, and has taken all action required by law, its Articles or Certificate of Incorporation, its Regulations or otherwise to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement does not and, subject to the consummation of the transactions contemplated hereby, will not, violate any provisions of the Articles or Certificate of Incorporation or Regulations of the Practice or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Practice is a party, or by which it is bound. This Agreement has been duly executed and delivered by the Practice.

     9.3.  PROFESSIONAL LIABILITY.

     No Practice Employee has ever (a) had his or her license to practice medicine or other profession in any state or his or her Drug Enforcement Agency Number suspended, relinquished, terminated, restricted or revoked; (b) been reprimanded, sanctioned or disciplined by any licensing board, or any federal, state or local society or agency, governmental body or specialty board; or (c) had his medical staff privileges at any hospital or medical facility suspended, involuntarily terminated, restricted or revoked.

     9.4.  LITIGATION.

     Except as set forth in Schedule 2.7 or Schedule 2.21 to the Reorganization Agreement,

     (a) There is no action, suit, or proceeding pending against, or to the best knowledge of the Practice threatened against or affecting, the Practice or any Practice Employee before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of the Practice Management Security Agreement;

     (b) There is no pending investigation of the Practice or any of its members, partners, or Practice Employees, or any one or more of them, as the case may be, by HCFA or any other governmental authority, which investigation is not otherwise conducted in the ordinary course of business and no criminal, civil or administrative action, audit, or investigation by a fiscal intermediary or by or on behalf of any governmental authority exists against the Practice or any of its members, partners, or Practice Employees, or any one or more of them, as the case may be, or to the best knowledge of the Practice, is threatened with respect to such persons or any one of them which could reasonably be expected to materially and adversely affect the right of such person or persons to receive Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement to which such person or persons would otherwise be entitled, or right to participate in the Medicare, Medicaid, CHAMPUS or CHAMPVA programs, or otherwise have a Material Adverse Effect on the receipt of Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement by such person or persons; and

     (c) To the best knowledge of the Practice, neither the Practice nor any of its members, partners or Practice Employees or any one or more of them, as the case may be, is subject to any pending but unassessed Medicare, Medicaid, CHAMPUS or CHAMPVA claim payment adjustments, except to the extent that such person or persons is contesting such assessment in good faith by appropriate proceedings diligently pursued and has established or caused to be established by his or her employer, limited liability company, or partnership, as the case may be, adequate reserves for such adjustments in accordance with GAAP.

     9.5.  NO DEFAULT.

     Neither the Practice nor its members, partners, Practice Employees, or any one or more of them has received notification from any governmental authority that any such governmental authority has taken or intends to take action to revoke, terminate, or adversely amend any license, certificate, accreditation or permit of such person to operate a healthcare facility or to participate under Medicare, Medicaid, CHAMPUS or CHAMPVA.

     9.6.  THIRD PARTY REIMBURSEMENT.

     If the Practice or any Practice Employee is being audited or has been audited by Medicare, Medicaid, CHAMPUS or CHAMPVA or similar governmental Third Party Payors:

     (a) none of such audits provides for adjustments in reimbursable costs or assets, claims for reimbursement or repayment by the Practice or any Practice Employee of costs and/or payments theretofore made by such governmental Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect; and

     (b) neither the Practice nor any Practice Employee has had requests or assertions of claims for reimbursement or repayment by it, or him or her, as the case may be, of costs and/or payments heretofore made by any other Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect.

     9.7.  CERTIFICATES.

     The Practice agrees to use its best efforts to provide, and to use its best efforts to cause each Practice Employee to provide, notice to PHC-SUB if any representation or warranty contained therein becomes untrue as of a date after the Effective Date because of subsequent events and to provide from time to time, at the reasonable request of PHC-SUB, a certificate stating that the representations and warranties contained herein are true, or, if they are not true, specifying in reasonable detail the extent to which they are not true.

     SECTION 10.  INSURANCE AND INDEMNITY.

     10.1. INSURANCE MAINTAINED BY THE PRACTICE.

     During the term of this Agreement, the Practice shall provide, or shall arrange for the provision of, and maintain comprehensive professional liability insurance on the Practice and each of the physician Practice Employees and agents in the minimum amount of One Million Dollars ($1,000,000) per occurrence and Ten Million Dollars ($10,000,000) annual aggregate with a $10,000,000 "umbrella" policy per physician, and in such reasonable amounts as are agreed upon by PHC-SUB and the Practice for non-physician Practice Employees. The Practice shall provide to PHC-SUB written documentation evidencing such insurance coverage. The Practice shall have the right to increase any such coverage with the written approval of the Joint Policy Board. All such professional liability insurance premiums and deductibles related thereto shall be included in Operational Expenses. The Practice shall be responsible for all liabilities in excess of the limits of such policies. The Practice's obligation to maintain such professional liability insurance coverage shall survive the expiration or termination of this Agreement for any reason so as to cover any and all professional liability claims or causes of action caused or asserted to have been caused as a result of the performance of medical services by the Practice and its employees or agents during the term of this Agreement. The Practice shall provide, or shall arrange for the provision of, and shall maintain throughout the entire term of this Agreement, workers' compensation insurance coverage on the Practice and each of its employees and agents in the amounts required by law. The Practice shall provide to PHC-SUB written documentation evidencing such insurance coverage.

     10.2. INSURANCE MAINTAINED BY PHC-SUB.

     During the term of this Agreement, PHC-SUB shall provide and maintain comprehensive professional liability insurance for all professional employees of the PHC-SUB providing any services related to the Practice pursuant to this Agreement, and comprehensive general liability and property insurance covering the Medical Office premises and operations. PHC-SUB shall provide, or shall arrange for the provision of, and shall maintain throughout the term of this Agreement, workers' compensation insurance coverage on PHC-SUB and each of its employees and agents in the amounts required by law. If so requested by the Practice, PHC-SUB shall provide written documentation evidencing such insurance coverage.

     10.3. CONTINUING LIABILITY INSURANCE COVERAGE.

     The Practice shall obtain, or shall ensure that each Practice Employee or agent obtains, continuing liability insurance coverage under either a "tail policy" or a "prior acts policy," with the same limits and deductibles as the insurance coverage provided pursuant to Section 10.1, for each of the Practice's
                                        ------------
employees and agents upon the termination of such employee's or agent's relationship with the Practice for any reason. The Practice shall provide to PHC-SUB written documentation evidencing such insurance coverage. All such professional liability insurance premiums shall be included in Operational Expenses. In the event the Practice does not obtain such continuing liability insurance coverage, PHC-SUB may do so and the cost of such coverage shall be included as an Operational Expense. The Practice's obligation to obtain, or ensure that each of the Practice's employees and agents obtains, such continuing liability insurance coverage shall survive the termination of this Agreement for any Practice employee or agent associated with the Practice during the term of this Agreement.

     10.4. KEY PERSON INSURANCE.

     The Practice agrees, and shall cause its Practice Employees to agree, that PHC-SUB may obtain, as a PHC-SUB Expense and for PHC-SUB's sole benefit, "key person" life and/or disability insurance policies on any or all Practice Employees. Neither the Practice nor any Practice Employee shall have any right, title or interest, in or to the proceeds of any such insurance policies. The Practice shall cause its Practice Employees to cooperate with PHC-SUB, as reasonably requested by PHC-SUB from time to time, in obtaining any such insurance policies, including, but not limited to, causing such Practice Employees to submit to such physical examinations and providing such information relating to insurability as PHC-SUB may reasonably request from time to time.


     SECTION 11.  COMPLIANCE WITH REGULATIONS.

     11.1. SUBCONTRACTS.

     Pursuant to Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after termination of this Agreement, PHC-SUB shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by PHC-SUB under this Agreement. PHC-SUB further agrees that if it carries out any of its duties under this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000.00) or more over a twelve (12) month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organization as are necessary to verify the nature and extent of such costs. Disclosure pursuant to this Section shall not be construed as a waiver of any other legal right to which PHC-SUB or the Practice may be entitled under law or regulation.


     SECTION 12.  RELATIONSHIP OF THE PARTIES.

     12.1. INDEPENDENT CONTRACTOR STATUS.

     (a) It is acknowledged and agreed that the Practice and PHC-SUB are at all times acting and performing hereunder as independent contractors. PHC-SUB shall neither have nor exercise any control or direction over the methods by which the Practice and Practice Employees practice medicine. PHC-SUB shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of the Practice unless otherwise specifically provided for under the terms of this Agreement or the Reorganization Agreement. In its management role, PHC-SUB will have only an obligation to exercise reasonable care in the performance of the management services. PHC-SUB shall have no liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the Practice. Each party hereto shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

     (b) In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, the Practice and PHC-SUB shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between the Practice and PHC-SUB and without substantial economic detriment to either party. To the extent any act or service required of PHC-SUB in this Agreement should be construed o r deemed, by any governmental authority, agency or court, to constitute the unauthorized practice of medicine, the performance of said act or service by PHC-SUB shall be deemed waived and forever unenforceable and the provisions of this Section 12.1(b) shall be applicable. Neither party shall
                   ---------------
claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section 12.1(b).
                              ---------------

     12.2. REFERRAL ARRANGEMENTS.

     The parties hereby acknowledge and agree that no benefits to the Practice hereunder require or are in any way contingent upon the admission, recommendation, referral or any other arrangement for the provision of any item or service offered by PHC-SUB or any of its Affiliates, to any patients of the Practice, the Practice's employees or agents.


     SECTION 13.  CONFIDENTIAL INFORMATION AND INSPECTION RIGHTS.

     (a) At no time during the term of this Agreement or the five (5) year period after any termination or expiration of this Agreement for any reason shall the Practice or any of its employees or agents, on the one hand, or PHC-SUB or any of its employees or agents, on the other hand, disclose to anyone, other than its attorneys, accountants or other financial advisors, the material terms of this Agreement or any other written agreement between the parties hereto, or any confidential or secret information concerning (a) the business, affairs or operations, (b) any trade secrets, new product developments, special or unique processes or methods, or (c) any marketing, sales, advertising or other concepts or plans, of PHC-SUB or any of its Affiliates, on the one hand, or of the Practice, its Practice Employees, subsidiaries or Affiliates, on the other hand.

     The covenants contained in this Section 13 shall not apply to any
                                     ----------
information which (i) was already known to such party at the time of receipt thereof, (ii) was readily available to the general public at the time of receipt thereof, (iii) subsequently becomes known to the general public through no fault or omission on the part of such party, (iv) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (v) is required to be disclosed by law or governmental agency.

     Each of PHC-SUB and the Practice hereby acknowledges that if it or any of its employees or agents engage in activities within the limitations of this
Section 13, money damages shall be an inadequate remedy, and each of PHC-SUB
----------
and the Practice agree that the nonbreaching party shall be entitled to obtain, in addition to any other remedy provided by law or equity, an injunction against the violation of breaching party's obligation to the nonbreaching party hereunder.

     (b) The Practice shall have reasonable access to the files and records relating to such revenue and expenses and the overall operation of the Practice. The Practice, at its expense, may have its accountants review such records, at reasonable intervals, to confirm the accuracy of such records and fees paid by the Practice to PHC-SUB under this Agreement.


     SECTION 14.  ARBITRATION.

     (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement shall be solely and finally settled by arbitration, which shall be conducted in Cincinnati, Ohio or at such other location as the parties may agree in writing. The arbitrator shall conduct the proceedings in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration proceeding shall be initiated in accordance with the Rules. The parties hereby renounce all recourse to litigation and agree that any arbitration award shall be final and subject to no judicial review. The arbitration shall be conducted before one or more arbitrators, chosen in accordance with the Rules. The arbitrator(s) shall decide the issues submitted in accordance with (i) the language and commercial purposes of this Agreement; and (ii) what is just and equitable under the circumstances, provided that all substantive questions of law (excluding principles of conflicts of laws) shall be determined under the laws of the State of Ohio.

     (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control determined by the arbitrator to be relevant to the dispute (ii) conducting arbitration hearings to the greatest extent possible on successive days; and
(iii) observing strictly the time periods established by the Rules, or by the arbitrator, for submission of evidence or briefs.

     (c) Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties. Each party shall be solely responsible for its own attorney's fees incurred in connection with the arbitration.

     (d) This section shall survive completion or termination of this Agreement, and shall be specifically enforceable in any court of competent jurisdiction. In no event shall a demand for arbitration be made after the date when any applicable statute of limitations, or period for claims under this Agreement, would bar institution of a legal or equitable proceeding based on such dispute or subject matter in question.


     SECTION 15.  MISCELLANEOUS.

     15.1. ASSIGNMENT AND DELEGATION.

     PHC-SUB shall have the right to assign its rights hereunder to any Affiliate of PHC-SUB and to any lending institution, for security purposes or as collateral, from which PHC, PHC-SUB or such person, firm or corporation obtains financing. Except as set forth in this Section 15.1, neither PHC-SUB nor the
                                        ------------
Practice shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. The Practice may not delegate any of its duties hereunder, except as expressly contemplated herein; however, PHC-SUB may delegate some or all of its duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

     15.2. OTHER CONTRACTUAL ARRANGEMENTS.

     The parties acknowledge and agree that they have been advised and consent to the fact that PHC-SUB or its Affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or (ii) may, from time to time hereafter enter agreements with one or more Practice Employees to provide consulting, medical direction, advisory or similar services relating to activities of PHC-SUB or its Affiliates in clinical areas. The parties agree that such agreements, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by PHC-SUB, on the one hand, and such Practice Employees, on the other hand, shall not constitute Net Practice Revenues and shall otherwise not be subject to the provisions of this Agreement. Each current physician shareholder of the Practice by his or her execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in this Section 15.2 shall constitute a breach
                                        ------------
of fiduciary or other duty owed by any such physician to another or to any Practice Employee, or by PHC-SUB, to the Practice or any such physician or Practice Employee. Accordingly, the Practice and each physician shareholder hereby waive any right to disclosure of the negotiations, proposals or terms of any such agreement, arrangement or right to participate in and/or share revenues derived from any such agreement or arrangement with any physician shareholder or Practice Employee, and hereby forever release and discharge the Practice, the physician shareholders, PHC-SUB, and their respective representatives (including, but not limited to, their respective attorneys, accountants, Affiliates, shareholders, officer, directors, employees and agents) from any and all actions, claims, charges, suits, damages and liabilities of any kind whatsoever arising from or by reason of the participation of any physician shareholder or Practice Employee in any agreement or arrangement with PHC-SUB or its Affiliates of a type described in this Section 15.2 above or from or by
                                           ------------
reason of the failure of PHC-SUB, any physician shareholder or Practice Employee or their respective representatives to disclose the negotiation, existence or terms of any such agreement or arrangement. In keeping with the private nature of these matters, the physician shareholders further agree that such negotiations, proposals or terms of agreement are to be kept confidential between the physician on one hand, and PHC-SUB, on the other hand, and shall not be disclosed by them or their representatives, except to their attorneys, accountants and professional advisors or as required by law.

     15.3. NOTICES.

     Any notice required or permitted by this Agreement or any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly received if hand delivered upon actual receipt, or if sent by overnight express, one (1) business day after transmittal, or if mailed by certified mail, return receipt requested, proper postage prepaid, then five (5) business days after posting, at the following addresses:

     If to the Practice: GCGA Physicians
                         2924 Vernon Place, Suite 100
                         Cincinnati, Ohio 45219
                         Attention: Dan Walker

     with a copy to:     Katz, Teller, Brant & Hild
                         255 East Fifth Street
                         2400 Chemed Building
                         Cincinnati, Ohio 45202
                         Attention:  Robert E. Brant, Esq.

     If to PHC-SUB:      Newco

                         One Lakeside Commons
                         990 Hammond Drive, Suite 300
                         Atlanta, Georgia  30328
                         Attention:  Sarah C. Garvin, President

     with a copy to:     Physician Health Corporation
                         One Lakeside Commons
                         990 Hammond Drive, Suite 300
                         Atlanta, Georgia  30328
                         Attention:  Daniel M. Epstein, M.D., Esq.

     or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received when hand delivered or one business day after delivery to the overnight courier.

     15.4. ADDITIONAL ACTS.

     Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     15.5. GOVERNING LAW.

     This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Ohio, applied without giving effect to any conflicts of law principles.

     15.6. CAPTIONS.

     The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     15.7. SEVERABILITY.

     The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

     15.8. ENTIRE AGREEMENT.

     This Agreement, the Reorganization Agreement and the documents contemplated thereby and hereby contain the entire agreement of the parties and supersedes any and all prior or contemporaneous negotiations, understandings or agreements between the parties, written or oral, with respect to the transactions contemplated hereby and thereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by a duly authorized officer of PHC-SUB if PHC-SUB is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought, or by the Practice if the Practice is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought.

     15.9.  WAIVER OF PROVISIONS.

     Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     15.10. NO RULE OF CONSTRUCTION.

     The parties acknowledge that this Agreement was initially prepared by PHC-SUB solely as a convenience and that all parties and their counsel have read and fully negotiated all the language used in this Agreement. The parties acknowledge and agree that because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party's role in drafting this Agreement.

     15.11. COUNTERPARTS.

     This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     15.12. BINDING EFFECT.

     This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their successors and permitted assigns. Subject to the foregoing sentence, no person not a party hereto shall have any right under or by virtue of this Agreement.


     SECTION 16.  GUARANTY BY PHC.

     PHC hereby absolutely and unconditionally and irrevocably guarantees the full, prompt and faithful performance by PHC-SUB of all covenants and obligations to be performed by PHC-SUB under this Agreement, including, but not limited to, the payment of all sums to be paid by

PHC-SUB pursuant to this Agreement. If PHC-SUB fails to fully perform all such covenants and obligations in accordance with their terms or pay all or any part of such sums when due upon written demand from the Practice, PHC will perform immediately all such covenants and obligations in accordance with their terms or immediately pay to the Practice the amount due and unpaid by PHC-SUB. In the event of termination, liquidation or dissolution of PHC-SUB, this unconditional guaranty shall continue in full force and effect.

     IN WITNESS WHEREOF, the Practice and PHC-SUB have duly executed this Agreement on the day and year first above written.



                                            GCGA Physicians, Inc.
                                            ----------------------------------


                                            By:_______________________________

                                            Name:/s/ Ronald C. Schneider, M.D.
                                                 -----------------------------

                                            Title:       President
                                                  ----------------------------



                                            PHC Ohio, Inc.



                                            By:_______________________________

                                            Name:_____________________________

                                            Title:____________________________



                                            Physician Health Corporation



                                            By:_______________________________

                                        Name:_________________________________

                                        Title:________________________________

                                EXHIBIT 5.4(A)
                                --------------


          EXCEPTIONS TO AND PAYMENT TO BUY-OUT OF RESTRICTIVE COVENANT


     Practice Group and its Practice Employees may render administrative services for Consultants for Clinical Research in historically customary amounts of time, and David Mangels, M.D. may render administrative and clinical services for TQM Research Center in historically customary amounts of time.

     A physician (the "Terminating Physician") may receive a release from the covenant not-to-compete as set forth in the Practice Management Agreement only in strict accordance with the terms thereof and upon delivery to PHC-SUB of:

     (i) an amount in cash equal to the amount of cash received by the Terminating Physician upon the consummation of the transactions contemplated by the Reorganization Agreement, less taxes paid in connection therewith and

     (ii) the PHC Shares, as such term is defined in the Reorganization Agreement, that were tendered to the Terminating Physician upon the consummation of the transactions contemplated by the Reorganization Agreement, or such other equity instruments into which such PHC Shares were subsequently converted.

In the event that the PHC Shares (or such other equity instruments into which the PHC Shares were subsequently converted) or any shares of the same class of PHC stock are listed on a national securities exchange or quoted in an interdealer quotation system at the time the Terminating Physician desires to obtain a release from the covenant not-to-compete, the Terminating Physician may, in lieu of tendering the shares as set forth in clause (ii) immediately above, instead pay to PHC-SUB an amount in cash equal to the Fair Market Value of such PHC Shares (or such other equity instruments into which the PHC Shares were subsequently converted). "Fair Market Value" per share as used in this paragraph means the average closing price per share over the five business days ending two business days prior to the date the Terminating Physician desires to obtain the release.

                                 EXHIBIT 7.1(A)
                                 -----------
               [PHYSICIANS OTHER THAN JURELL, MANGELS AND BEKAL]

                             UNCONDITIONAL GUARANTY

     THIS UNCONDITIONAL GUARANTY is made as of the ____ day of ___________, 1997 by ____________________, an individual resident of the State of Ohio ("Guarantor"), in favor of Greater Cincinnati Gastroenterology Associates, Inc. ("PHC-SUB") and its affiliates.

                      ARTICLE I - BACKGROUND AND AGREEMENT
                      ------------------------------------

     1.01  Background.  PHC-SUB and GCGA Physicians, Inc, an Ohio corporation
           ----------
(the "Practice") have entered into that certain Practice Management Agreement dated as of August 31, 1997 (the "PM Agreement"). This Guaranty is executed and delivered pursuant to Section 7.1 (b) of the PM Agreement.

     1.02  Statement of Agreement.  For and in consideration of the sum of
           ----------------------
$10.00 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and for the purpose of seeking to induce PHC-SUB to enter into the PM Agreement, Guarantor does hereby make the following guarantees to and agreements with PHC-SUB.

                            ARTICLE II - GUARANTEES
                            -----------------------

     2.01  Guaranty of Payment.  Guarantor does hereby unconditionally guarantee
           -------------------
to PHC-SUB the full and prompt payment when due of the "Applicable Percentage" (as defined below) of the Minimum Management Fee (as such term is defined in the PM Agreement) payable by the Practice to PHC-SUB pursuant to Section 7.1 (a) of the PM Agreement when due, during the five (5) year period following the date hereof, up to the amount per year (the "Maximum Liability") set forth in
Schedule 7.1 to the PM Agreement.

     2.02  Guarantor Obligations.  Guarantor does hereby agree that if the
           ---------------------
Minimum Management Fee is not paid by the Practice in accordance with its terms for any reason whatsoever, Guarantor will immediately make the Applicable Percentage of such payments. Guarantor further agrees to pay the Applicable Percentage of all expenses (including, without limitation, reasonable attorneys' fees actually paid) paid by PHC-SUB in endeavoring to collect all or any portion of the indebtedness evidenced by the Minimum Management Fee, to enforce any other obligations guaranteed hereby, or to enforce this Guaranty.

     2.03  Applicable Percentage. For purposes of this Guaranty, the Guarantor's
           ---------------------
Applicable Percentage shall be equal to a fraction, expressed as a percentage, in which the numerator is the amount of the Guarantor's Maximum Liability, and the denominator is the aggregate amount of the Maximum Liability of all of the guarantors executing guaranties of the Minimum Management Fee (including Guarantor). Such amounts shall be computed as of the time payment is due under such guaranties.

                    ARTICLE III - AGREEMENTS AND WARRANTIES
                    ---------------------------------------

     3.01  Consents.  Guarantor hereby consents and agrees that PHC-SUB may at
           --------
any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration: release and surrender any property or other security of any kind or nature whatsoever hereafter held by it or by any person or entity on its behalf or for its account, securing any indebtedness or liability hereby guaranteed, if any; extend or renew the time for payment of the Minimum Management Fee for any period; grant releases, compromises and indulgences with respect to the Minimum Management Fee and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor or endorser of or other person or entity liable for the Minimum Management Fee; or take or fail to take any action of any type whatsoever. No such action which PHC-SUB shall take or fail to take in connection with the Minimum Management Fee, nor any course of dealing with the Practice or any other person, shall limit, impair or release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against PHC-SUB. Nothing contained in this section shall be construed to require PHC-SUB to take or refrain from taking any action referred to herein.

     3.02  Waiver and Subordination.  Guarantor hereby expressly waives any
           ------------------------
right of contribution from or indemnity against the Practice, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against the Practice for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to PHC-SUB against the Practice, and Guarantor hereby waives any rights to enforce any remedy which PHC-SUB may have against the Practice. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of the Practice now or hereafter owed to Guarantor to all indebtedness of the Practice to PHC-SUB, and agrees with PHC-SUB that Guarantor shall not demand or accept any payment of principal or interest from the Practice, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness.

     3.03  Waiver of Defenses.  Guarantor hereby waives and agrees not to assert
           ------------------
or take advantage of any defense based upon: (a) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity; (b) any failure of PHC-SUB to commence an action against the Practice or any other person or entity (including, without limitation, other guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Practice or any other person or entity, whether or not demand is made upon PHC-SUB to file or enforce such claim; (c) any failure of PHC-SUB to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or nonaction on the part of any other person or entity, in connection with the PM Agreement or any obligation hereby guaranteed; (d) any failure on the part of PHC-SUB to disclose to Guarantor any facts it may now or hereafter know regarding the Practice; (e) any lack of acceptance or notice of acceptance of this Guaranty by PHC-SUB; (f) any lack of presentment, demand, protest, or notice of demand, protest or nonpayment with respect to any indebtedness or obligations under the PM Agreement; (g) any lack of other notices to which Guarantor might otherwise be entitled; (h) any invalidity, irregularity or unenforceability, in whole or in part, of the PM Agreement; and (i) any action, occurrence, event or matter consented to by Guarantor under Section 3.01 hereof, under any other provision hereof, or otherwise.

     3.04  Liability of Guarantor.  This is a guaranty of payment and
           ----------------------
performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Practice or any other person (including, without limitation, other guarantors, if any). Guarantor waives any right to require that an action be brought against the Practice or any other person or to require that resort be had to any collateral or to any balance of any deposit account or credit on the books of PHC-SUB in favor of the Practice or any other person. In the event that, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, the Practice shall be relieved of or fail to incur any debt, obligation or liability as provided in the PM Agreement, Guarantor shall nevertheless be fully liable therefor. In the event of a default under the PM Agreement, PHC-SUB shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to PHC-SUB in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness guaranteed hereby is partially paid by reason of the election of PHC-SUB to pursue any of the remedies available to PHC-SUB, or is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire remaining unpaid balance of the Applicable Percentage of the indebtedness guaranteed hereby, even though any rights which Guarantor may have against the Practice may be destroyed or diminished by the exercise of any such remedy.

                        ARTICLE IV - GENERAL CONDITIONS
                        -------------------------------

     4.01  Waiver of Rights.  Guarantor hereby waives and renounces, to the
           ----------------
fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Guaranty. To the extent permitted by law, Guarantor also waives any right to a trial by jury, and any right to assert or interpose any setoff, counterclaim or crossclaim of any nature (unless same could not be asserted in a separate, unrelated action) in any action relating to this Guaranty.

     4.02  Irrevocability and Revival.  This Guaranty shall be irrevocable by
           --------------------------
Guarantor and shall remain in effect until all indebtedness guaranteed hereby has been completely repaid. This Guaranty shall continue to be effective or be revived and reinstated, as the case may be, in the event that any payment received by PHC-SUB of any of the indebtedness guaranteed hereby is returned or rescinded by reason of any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors or for any other reason.

     4.03  Limit of Validity.  If from any circumstances whatsoever fulfillment
           -----------------
of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the
                                                         ---- -----
obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guaranty.

     4.04  Applicable Law.  This Guaranty shall be interpreted, construed and
           --------------
enforced according to the laws of the State of Georgia.

     4.05  Miscellaneous.  This Guaranty may not be changed orally, and no
           -------------
obligation of Guarantor can be released or waived by PHC-SUB or any officer or agent of PHC-SUB, except by a writing signed by a duly authorized officer of PHC-SUB. Guarantor has executed this Guaranty individually and not as a partner of the Practice or any other guarantor. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. This Guaranty contains the entire agreement between Guarantor and PHC-SUB relating to the guarantying of the Minimum Management Fee by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and PHC-SUB acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date first above written.



                                             __________________________(SEAL)
                                             Name:


                                EXHIBIT 7.1(B)
                                --------------
                        [DRS. JURELL, MANGELS AND BEKAL]
                             UNCONDITIONAL GUARANTY

     THIS UNCONDITIONAL GUARANTY is made as of the ____ day of ___________,

1997 by ____________________, an individual resident of the State of Ohio ("Guarantor"), in favor of Greater Cincinnati Gastroenterology Associates, Inc. ("PHC-SUB") and its affiliates.

                      ARTICLE I - BACKGROUND AND AGREEMENT
                      ------------------------------------

     1.01  Background.  PHC-SUB and GCGA Physicians, Inc, an Ohio corporation
           ----------
(the "Practice") have entered into that certain Practice Management Agreement dated as of August 31, 1997 (the "PM Agreement"). This Guaranty is executed and delivered pursuant to Section 7.1(b) of the PM Agreement.

     1.02  Statement of Agreement.  For and in consideration of the sum of
           ----------------------
$10.00 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and for the purpose of seeking to induce PHC-SUB to enter into the PM Agreement, Guarantor does hereby make the following guarantees to and agreements with PHC-SUB.

                            ARTICLE II - GUARANTEES
                            -----------------------

     2.01  Guaranty of Payment.  Guarantor does hereby unconditionally guarantee
           -------------------
to PHC-SUB the full and prompt payment when due of the "Applicable Percentage" (as defined below) of the Minimum Management Fee (as such term is defined in the PM Agreement) payable by the Practice to PHC-SUB pursuant to Section 7.1(a) of the PM Agreement when due, during the five (5) year period following the date hereof, up to $16,266.67 during the period August 31, 1997 to August 31, 1998, $32,533.33 during the period September 1, 1998 to August 31, 1999, and $48,800.00 after September 1, 1998 (each such amount during the applicable period, the "Maximum Liability").

     2.02  Guarantor Obligations.  Guarantor does hereby agree that if the
           ---------------------
Minimum Management Fee is not paid by the Practice in accordance with its terms for any reason whatsoever, Guarantor will immediately make the Applicable Percentage of such payments. Guarantor further agrees to pay the Applicable Percentage of all expenses (including, without limitation, reasonable attorneys' fees actually paid) paid by PHC-SUB in endeavoring to collect all or any portion of the indebtedness evidenced by the Minimum Management Fee, to enforce any other obligations guaranteed hereby, or to enforce this Guaranty.

     2.03  Applicable Percentage. For purposes of this Guaranty, the Guarantor's
           ---------------------
Applicable Percentage shall be equal to a fraction, expressed as a percentage, in which the numerator is the amount of the Guarantor's Maximum Liability, and the denominator is the aggregate amount of the Maximum Liability of all of the guarantors executing guaranties of the Minimum Management Fee (including Guarantor). Such amounts shall be computed as of the time payment is due under such guaranties.


                    ARTICLE III - AGREEMENTS AND WARRANTIES
                    ---------------------------------------

     3.01  Consents.  Guarantor hereby consents and agrees that PHC-SUB may at
           --------
any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration: release and surrender any property or other security of any kind or nature whatsoever hereafter held by it or by any person or entity on its behalf or for its account, securing any indebtedness or liability hereby guaranteed, if any; extend or renew the time for payment of the Minimum Management Fee for any period; grant releases, compromises and indulgences with respect to the Minimum Management Fee and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor or endorser of or other person or entity liable for the Minimum Management Fee; or take or fail to take any action of any type whatsoever. No such action which PHC-SUB shall take or fail to take in connection with the Minimum Management Fee, nor any course of dealing with the Practice or any other person, shall limit, impair or release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against PHC-SUB. Nothing contained in this section shall be construed to require PHC-SUB to take or refrain from taking any action referred to herein.

     3.02  Waiver and Subordination.  Guarantor hereby expressly waives any
           ------------------------
right of contribution from or indemnity against the Practice, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against the Practice for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to PHC-SUB against the Practice, and Guarantor hereby waives any rights to enforce any remedy which PHC-SUB may have against the Practice. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of the Practice now or hereafter owed to Guarantor to all indebtedness of the Practice to PHC-SUB, and agrees with PHC-SUB that Guarantor shall not demand or accept any payment of principal or interest from the Practice, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness.

     3.03  Waiver of Defenses.  Guarantor hereby waives and agrees not to assert
           ------------------
or take advantage of any defense based upon: (a) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity; (b) any failure of PHC-SUB to commence an action against the Practice or any other person or entity (including, without limitation, other guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Practice or any other person or entity, whether or not demand is made upon PHC-SUB to file or enforce such claim; (c) any failure of PHC-SUB to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or nonaction on the part of any other person or entity, in connection with the PM Agreement or any obligation hereby guaranteed; (d) any failure on the part of PHC-SUB to disclose to Guarantor any facts it may now or hereafter know regarding the Practice; (e) any lack of acceptance or notice of acceptance of this Guaranty by PHC-SUB; (f) any lack of presentment, demand, protest, or notice of demand, protest or nonpayment with respect to any indebtedness or obligations under the PM Agreement; (g) any lack of other notices to which Guarantor might otherwise be entitled; (h) any invalidity, irregularity or unenforceability, in whole or in part, of the PM Agreement; and (i) any action, occurrence, event or matter consented to by Guarantor under Section 3.01 hereof, under any other provision hereof, or otherwise.

     3.04  Liability of Guarantor.  This is a guaranty of payment and
           ----------------------
performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Practice or any other person (including, without limitation, other guarantors, if any). Guarantor waives any right to require that an action be brought against the Practice or any other person or to require that resort be had to any collateral or to any balance of any deposit account or credit on the books of PHC-SUB in favor of the Practice or any other person. In the event that, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, the Practice shall be relieved of or fail to incur any debt, obligation or liability as provided in the PM Agreement, Guarantor shall nevertheless be fully liable therefor. In the event of a default under the PM Agreement, PHC-SUB shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to PHC-SUB in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness guaranteed hereby is partially paid by reason of the election of PHC-SUB to pursue any of the remedies available to PHC-SUB, or is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire remaining unpaid balance of the Applicable Percentage of the indebtedness guaranteed hereby, even though any rights which Guarantor may have against the Practice may be destroyed or diminished by the exercise of any such remedy.

                        ARTICLE IV - GENERAL CONDITIONS
                        -------------------------------

     4.01  Waiver of Rights.  Guarantor hereby waives and renounces, to the
           ----------------
fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Guaranty. To the extent permitted by law, Guarantor also waives any right to a trial by jury, and any right to assert or interpose any setoff, counterclaim or crossclaim of any nature (unless same could not be asserted in a separate, unrelated action) in any action relating to this Guaranty.

     4.02  Irrevocability and Revival.  This Guaranty shall be irrevocable by
           --------------------------
Guarantor and shall remain in effect until all indebtedness guaranteed hereby has been completely repaid. This Guaranty shall continue to be effective or be revived and reinstated, as the case may be, in the event that any payment received by PHC-SUB of any of the indebtedness guaranteed hereby is returned or rescinded by reason of any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors or for any other reason.

     4.03  Limit of Validity.  If from any circumstances whatsoever fulfillment
           -----------------
of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the
                                                         ---- -----
obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guaranty.

     4.04  Applicable Law.  This Guaranty shall be interpreted, construed and
           --------------
enforced according to the laws of the State of Georgia.

     4.05  Miscellaneous.  This Guaranty may not be changed orally, and no
           -------------
obligation of Guarantor can be released or waived by PHC-SUB or any officer or agent of PHC-SUB, except by a writing signed by a duly authorized officer of PHC-SUB. Guarantor has executed this Guaranty individually and not as a partner of the Practice or any other guarantor. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. This Guaranty contains the entire agreement between Guarantor and PHC-SUB relating to the guarantying of the Minimum Management Fee by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and PHC-SUB acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date first above written.



                                    __________________________(SEAL)
                                    Name:


                                 EXHIBIT 7.4(A)
                                 --------------


                               SECURITY AGREEMENT

                                EXHIBIT 7.4(B)-1
                                ----------------
                                (Private Payor)

_______________, 1997


[NAME OF PAYOR]
_______________________
_______________________


     RE:  [NAME OF PRACTICE]
          Federal Tax Identification Number:       _______________
          Medicare Provider Number:                _______________
          Medicaid Provider Number:                _______________
          Unique Provider Identification Number:   _______________


To Whom It May Concern:

     You are directed to make:

     (1)  All wire transfers directly to the following account:

               [NAME OF DEPOSITORY BANK]
               _____________________________
               _____________________________
               ABA # _______________________
               Account # ___________________ (Sweeping Account)

     (2) All explanation of benefits, remittance advises, and other forms of payment, including checks, to the following address:

               [DEPOSITORY BANK] as Lockbox Bank
               P.O. Box ________(Practice Lockbox)
               __________________________________
               __________________________________
               Reference: Physician Health Corporation
               Account # ________________________ (Sweeping Account)

Thank you for your cooperation in this matter.



______________________________

                                EXHIBIT 7.4(B)-2
                                ----------------
                               (Government Payor)

_______________, 1997


[NAME OF PAYOR]
_______________________
_______________________


     RE:  [NAME OF PRACTICE]
          Federal Tax Identification Number:       _______________
          Medicare Provider Number:                _______________
          Medicaid Provider Number:                _______________
          Unique Provider Identification Number:   _______________


To Whom It May Concern:

     You are directed to make:

     (1)  All wire transfers directly to the following account:

               [NAME OF DEPOSITORY BANK]
               _____________________________
               _____________________________
               ABA # _______________________
               Account # ___________________ (Sweeping Account)

     (2) All explanation of benefits, remittance advises, and other forms of payment, including checks, to the following address:

               [DEPOSITORY BANK] as Lockbox Bank
               P.O. Box ________ (Practice Lockbox)
               __________________________________
               __________________________________
               Reference: Physician Health Corporation
               Account # ________________________ (Sweeping Account)

Thank you for your cooperation in this matter.



______________________________

                                  SCHEDULE 7.1
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                             GENERAL MANAGEMENT FEE

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